UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NACCO INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4017

NOTICE OF ANNUAL MEETING

The Annual Meeting of stockholders of NACCO Industries, Inc., which is referred to as the Company, will be held on Wednesday, May 9, 2007 at 9:00 A.M., at 5875 Landerbrook Drive, Cleveland, Ohio, for the following purposes:

(1)	To elect ten directors for the ensuing year.

(2)	To confirm the appointment of the independent registered public accounting firm of the Company for the current fiscal year.

(3)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The Proxy Statement and related form of proxy are being mailed to stockholders commencing on or about March 21, 2007.

Charles A. Bittenbender
Secretary

March 21, 2007

The Company’s Annual Report for the year ended December 31, 2006 is being mailed to stockholders concurrently herewith. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

Please promptly fill out, sign, date and mail the enclosed form of proxy if you do not expect to be present at the Annual Meeting. If you hold shares of both Class A Common Stock and Class B Common Stock, you only have to complete the single enclosed form of proxy. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

5875 LANDERBROOK DRIVE
CLEVELAND, OHIO 44124-4017

PROXY STATEMENT — March 21, 2007

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NACCO Industries, Inc., a Delaware corporation which is referred to as the Company, of proxies to be used at the annual meeting of stockholders of the Company to be held on May 9, 2007, which is referred to as the Annual Meeting. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about March 21, 2007.

If the enclosed form of proxy is executed, dated and returned, the shares represented by the proxy will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Proxies that are properly signed without any indication of voting instructions will be voted for the election of each director nominee, for the confirmation of the appointment of the independent registered public accounting firm, and as recommended by the Board of Directors with regard to any other matters or, if no recommendation is given, in the proxy holders’ own discretion. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by executing and delivering a later dated proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a previously granted proxy.

Stockholders of record at the close of business on March 16, 2007 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,656,465 shares of Class A Common Stock, par value $1.00 per share, which is referred to as the Class A Common, and 1,609,341 shares of Class B Common Stock, par value $1.00 per share, which is referred to as the Class B Common. Each share of Class A Common is entitled to one vote for a nominee for each of the ten directorships to be filled and one vote on each other matter properly brought before the Annual Meeting. Each share of Class B Common is entitled to ten votes for each such nominee and ten votes on each other matter properly brought before the Annual Meeting.

At the Annual Meeting, in accordance with Delaware law and the Company’s Bylaws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by Delaware law and the Company’s Bylaws, the holders of a majority of the Company’s stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed proxies marked “abstain” as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting. The inspectors will also treat proxies held in “street name” by brokers that are voted on at least one, but not voted on all, of the proposals to come before the Annual Meeting, which are referred to as broker non-votes, as “present” for purposes of determining whether a quorum has been achieved at the Annual Meeting.

Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, the ten director nominees receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company’s Bylaws, the holders of a majority of the voting power of the Company’s stock which is present in person or by proxy, and which is actually voted, will decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether a proposal has received the requisite approval by the Company’s stockholders.

In accordance with Delaware law and the Company’s Bylaws, the Company may, by a vote of the stockholders, in person or by proxy, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

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BUSINESS TO BE TRANSACTED

1.	Election of Directors

Director Nominee Information

It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. All of the nominees listed below presently serve as directors of the Company and were elected at the Company’s 2006 annual meeting of stockholders. Robert M. Gates, who was a director of the Company since 1993, resigned his position as a director on December 18, 2006. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, shares represented by proxies will be voted for such other person as the proxy holders may select.

		Principal Occupation and Business
		Experience During Last Five Years and	Director
Name	Age	Other Directorships in Public Companies	Since

Owsley Brown II	64	Chairman of Brown-Forman Corporation (a diversified producer and marketer of consumer products). From prior to 2002 to 2005, Chairman and Chief Executive Officer of Brown-Forman Corporation. Also director of Brown-Forman Corporation.	1993
Dennis W. LaBarre	64	Partner in the law firm of Jones Day.	1982
Richard de J. Osborne	73	Retired Chairman and Chief Executive Officer of ASARCO Incorporated (a leading producer of non-ferrous metals). From 2002 to 2003, Chairman (Non-executive) of Schering-Plough Corporation (a research-based pharmaceuticals company). Also Chairman (Non-executive) and director of Datawatch Corp.	1998
Alfred M. Rankin, Jr.	65	Chairman, President and Chief Executive Officer of the Company. Also director of Goodrich Corporation and The Vanguard Group, and Deputy Chairman and director of the Federal Reserve Bank of Cleveland.	1972
Ian M. Ross	79	President Emeritus of AT&T Bell Laboratories (the research and development company of AT&T).	1995
Michael E. Shannon	70	President, MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investments). Retired Chairman, Chief Financial and Administrative Officer, Ecolab, Inc. (a specialty chemicals company). Also director of The Clorox Company, Apogee Enterprises, Inc. and CenterPoint Energy, Inc.	2002
Britton T. Taplin	50	Principal, Western Skies Group, Inc. (a developer of medical office and healthcare-related facilities).	1992
David F. Taplin	57	Self-employed (tree farming).	1997
John F. Turben	71	Chairman of Kirtland Capital Corporation and Senior Managing Partner of Kirtland Capital Partners (private investment partnership). Also director of PVC Container Corporation.	1997
Eugene Wong	72	Emeritus Professor of the University of California at Berkeley. From 2002 to 2003, President and Chief Executive Officer of Versata, Inc. (a software company serving the distributed enterprise applications market).	2005

Beneficial Ownership of Class A Common and Class B Common

Set forth in the following tables is the indicated information as of February 16, 2007 (except as otherwise indicated) with respect to (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (ii) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common and (iii) the beneficial ownership of Class A Common and Class B Common by the directors, the Company’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company and its subsidiaries during 2006, which are referred to as the Named Executive Officers, and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, which is referred to as the SEC, under the Securities Exchange Act of 1934, which is referred to as the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

Holders of shares of Class A Common and Class B Common are entitled to different voting rights with respect to each class of stock. Each share of Class A Common is entitled to one vote per share. Each share of Class B Common is entitled to ten votes per share. Holders of Class A Common and holders of Class B Common generally vote together as a single class on matters submitted to a vote of the Company’s stockholders.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

CLASS A COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Jeffrey L. Gendell, et al. (2)	Class A	—		462,100	(2)	462,100	(2)	6.97%
55 Railroad Avenue Greenwich, CT 06830
Goldman Sachs Asset Management, L.P. (3)	Class A	411,931	(3)	—		411,931	(3)	6.21%
32 Old Slip New York, NY 10005
Thomas E. Taplin	Class A	387,000		—		387,000		5.84%
950 South Cherry St. #506 Denver, CO 80246
Dimensional Fund Advisors LP (4)	Class A	341,425	(4)	—		341,425	(4)	5.15%
1299 Ocean Avenue Santa Monica, CA 90401
Rankin Associates II, L.P., et al. (5)	Class A		(5)		(5)	338,295	(5)	5.10%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Owsley Brown II (6)	Class A	4,410		1,000	(7)	5,410	(7)	—
Dennis W. LaBarre (6)	Class A	4,520		—		4,520		—
Richard de J. Osborne (6)	Class A	2,435		200		2,635		—
Alfred M. Rankin, Jr.	Class A	149,445		639,799	(8)	789,244	(8)	11.91%
Ian M. Ross (6)	Class A	3,469		—		3,469		—
Michael E. Shannon (6)	Class A	2,257		—		2,257		—
Britton T. Taplin (6)	Class A	26,068		1,055		27,123		0.41%
David F. Taplin (6)	Class A	21,420		—		21,420		0.32%
John F. Turben (6)	Class A	7,500		—		7,500		0.11%
Eugene Wong (6)	Class A	652		—		652		—
Kenneth C. Schilling	Class A	5,042		—		5,042		—
Michael J. Morecroft	Class A	—		—		—		—
Michael P. Brogan	Class A	—		—		—		—
Robert L. Benson	Class A	—		—		—		—
All executive officers and directors as a group (41 persons)	Class A	259,038		642,054	(9)	901,092	(9)	13.59%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13G/A filed with the SEC with respect to Class A Common on January 17, 2007 reported that Jeffrey L. Gendell shares the power to vote and dispose of the shares of Class A Common reported herein, as a result of being the managing member and, in such capacity, directing the affairs of each of Tontine Management, L.L.C., which is referred to as TM, Tontine Capital Management, L.L.C., which is referred to as TCM, and Tontine Overseas Associates, L.L.C., which is referred to as TOA. TM is the general partner of Tontine Partners, L.P., which is referred to as TP, and TCM is the general partner of Tontine Capital Partners, L.P., which is referred to as TCP. According to the Schedule 13G/A, TM, TCM, TOA, TP, TCP and Jeffrey L. Gendell, collectively as a group, beneficially own the shares of Class A Common reported herein.

(3)	A Schedule 13G filed with the SEC with respect to Class A Common on February 9, 2007 reported that Goldman Sachs Asset Management, L.P., which is referred to as Goldman, beneficially owns the shares of Class A Common reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act. Goldman disclaims beneficial ownership of any securities managed, on Goldman’s behalf, by third parties.

(4)	A Schedule 13G/A filed with the SEC with respect to Class A Common on February 9, 2007 reported that Dimensional Fund Advisors LP, which is referred to as Dimensional and was formerly Dimensional Fund Advisors Inc., may be deemed to beneficially own the shares of Class A Common reported herein as a result of being an investment advisor registered under Section 203 of the Investment Advisers Act that furnishes investment advice to four investment companies registered under the Investment Company Act and serving as an investment manager to certain other commingled group trusts and separate accounts, which are referred to collectively as the Dimensional Funds, which own the shares of Class A Common. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of Class A Common owned by the Dimensional Funds. However, all shares of Class A Common reported herein are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(5)	A Schedule 13D, which was filed with the SEC with respect to Class A Common and most recently amended on February 14, 2007, reported that Rankin Associates II, L.P., which is referred to as Rankin II, the individuals and entities holding limited partnership interests in Rankin II and Rankin Management, Inc., which is referred to as RMI, the general partner of Rankin II, may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 338,295 shares of Class A Common held by Rankin II. Although Rankin II holds the 338,295 shares of Class A Common, it does not have any power to vote or dispose of such shares of Class A Common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class A Common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II.

(6)	Pursuant to the Company’s Non-Employee Directors’ Equity Compensation Plan, which is referred to as the Non-Employee Directors’ Plan, each non-employee director has the right to acquire additional shares of Class A Common within 60 days after February 16, 2007. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2007 by taking the amount of such director’s quarterly retainer required to be paid in shares of Class A Common plus any voluntary portion of such director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A Common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2007.

(7)	Owsley Brown II is deemed to share with his spouse voting and investment power over 1,000 shares of Class A Common held by Mr. Brown’s spouse; however, Mr. Brown disclaims beneficial ownership of such shares.

(8)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II and therefore may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A Common held by Rankin II. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin Associates IV, L.P., which is referred to as Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 105,272 shares of Class A Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 606,297 shares of Class A Common held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin’s family and (d) Rankin II and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(9)	The aggregate amount of Class A Common beneficially owned by all executive officers and directors and the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A Common of which Mr. Brown has disclaimed beneficial ownership in note (7) above and Mr. Rankin has disclaimed beneficial ownership in note (8) above. As described in note (6) above, the aggregate amount of Class A Common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 16, 2007 pursuant to the Non-Employee Directors’ Plan.

CLASS B COMMON STOCK

		Sole		Shared
		Voting and		Voting or				Percent
	Title of	Investment		Investment		Aggregate		of Class
Name	Class	Power		Power		Amount		(1)

Clara Taplin Rankin, et al. (2)	Class B		(2)		(2)	1,542,757	(2)	95.86%
c/o National City Bank Corporate Trust Operations P.O. Box 92301, Dept. 5352 Cleveland, OH 44193-0900
Rankin Associates I, L.P., et al. (3)	Class B		(3)		(3)	472,371	(3)	29.35%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Thomas E. Taplin	Class B	310,000	(4)	—		310,000	(4)	19.26%
950 South Cherry St. #506 Denver, CO 80246
Rankin Associates IV, L.P., et al. (5)	Class B		(5)		(5)	294,728	(5)	18.31%
Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017
Owsley Brown II	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	46,052	(6)	774,099	(6)	820,151	(6)	50.96%
Ian M. Ross	Class B	—		—		—		—
Michael E. Shannon	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883	(7)	—		15,883	(7)	0.99%
John F. Turben	Class B	—		—		—		—
Eugene Wong	Class B	—		—		—		—
Kenneth C. Schilling	Class B	—		—		—		—
Michael J. Morecroft	Class B	—		—		—		—
Michael P. Brogan	Class B	—		—		—		—
Robert L. Benson	Class B	—		—		—		—
All executive officers and directors as a group (41 persons)	Class B	63,910	(8)	774,099	(8)	838,009	(8)	52.07%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2007, which is referred to as the Stockholders 13D, reported that, except for the Company and National City Bank, as depository, the signatories to the stockholders’ agreement, dated as of March 15, 1990, as amended, which is referred to as the stockholders’ agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, which is referred to as the Stockholder Group, and therefore may be deemed as a group to beneficially own all of the Class B Common subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B Common into Class A Common or prior to any sale or transfer of Class B Common to any permitted transferee (under the terms of the Class B Common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A Common prior to their sale or transfer. The shares of Class B Common subject to the stockholders’ agreement constituted 95.86% of the Class B Common outstanding on February 16, 2007, or approximately 67.90% of the combined voting power of all Class A Common and Class B Common outstanding on such date. Certain Signatories own Class A Common, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, the Company may, but is not obligated to, buy any of the shares of Class B Common not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B Common.

(3)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2006, reported that Rankin Associates I, L.P., which is referred to as Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 472,371 shares of Class B Common held by Rankin I. Although Rankin I holds the 472,371 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(4)	Thomas E. Taplin has the sole power to vote and dispose of 310,000 shares of Class B Common held in a trust for his benefit. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Taplin is subject to the stockholders’ agreement.

(5)	A Schedule 13D, which was filed with the SEC with respect to Class B Common and most recently amended on February 14, 2006, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and as a result may be deemed as a group to beneficially own 294,728 shares of Class B Common held by Rankin IV. Although Rankin IV holds the 294,728 shares of Class B Common, it does not have any power to vote or dispose of such shares of Class B Common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B Common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B Common or convert Class B Common into Class A Common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B Common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(6)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (3) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and as a result may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B Common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and as a result may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B Common held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 640,135 shares of Class B Common held by (a) a trust for the benefit of a member of Mr. Rankin’s family and (b) Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B Common beneficially owned by Mr. Rankin is subject to the stockholders’ agreement.

(7)	The Stockholders 13D reported that the Class B Common beneficially owned by David F. Taplin is subject to the stockholders’ agreement.

(8)	The aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B Common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B Common of which Mr. Rankin has disclaimed beneficial ownership in note (6) above.

Thomas E. Taplin is Clara Taplin Rankin’s brother. Britton T. Taplin is the son of Thomas E. Taplin, and David F. Taplin is a nephew of Thomas E. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,238,588 shares, or 18.69%, of the Class A Common and 1,146,034 shares, or 71.21%, of the Class B Common outstanding on February 16, 2007. The combined beneficial ownership of all directors of the Company, together with Clara Taplin Rankin, Thomas E. Taplin and all of the executive officers of the Company whose beneficial ownership of Class A Common and Class B Common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,288,092 shares, or 19.43%, of the Class A Common and 1,148,009 shares, or 71.33%, of the Class B Common outstanding on February 16, 2007. Such shares of Class A Common and Class B Common together represent 56.19% of the combined voting power of all Class A Common and Class B Common outstanding on such date.

There exists no arrangement or understanding between any director and any other person pursuant to which such director was elected. Each director and executive officer serves until his successor is elected and qualified.

Directors’ Meetings and Committees

The Board of Directors has an Audit Review Committee, a Compensation Committee, a Finance Committee, an Executive Committee and a Nominating and Corporate Governance Committee. During 2006, the members of such committees were as follows:

Audit Review Committee
Owsley Brown II (beginning November 30, 2006)
Robert M. Gates (Chairman through November 30, 2006 and
                             member through December 18, 2006)
Leon J. Hendrix, Jr. (through May 10, 2006)
Richard de J. Osborne
Michael E. Shannon (Chairman beginning November 30, 2006)
John F. Turben (beginning May 10, 2006)
Compensation Committee
Owsley Brown II (beginning May 10, 2006)
Robert M. Gates (through December 18, 2006)
Richard de J. Osborne (Chairman)
Ian M. Ross
John F. Turben (through May 10, 2006)
Eugene Wong

Finance Committee Leon J. Hendrix, Jr. (through May 10, 2006) Dennis W. LaBarre Alfred M. Rankin, Jr. Michael E. Shannon Britton T. Taplin John F. Turben (Chairman)	Executive Committee Robert M. Gates (through December 18, 2006) Dennis W. LaBarre Richard de J. Osborne Alfred M. Rankin, Jr. (Chairman) Michael E. Shannon John F. Turben

Nominating and Corporate Governance Committee
Robert M. Gates (through December 18, 2006)
Dennis W. LaBarre
Richard de J. Osborne
Michael E. Shannon (Chairman)
David F. Taplin
John F. Turben

The Audit Review Committee held nine meetings in 2006. The Audit Review Committee has the responsibilities set forth in its charter with respect to:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the adequacy of the Company’s internal controls;

•	the Company’s guidelines and policies to monitor and control its major financial risk exposures;

•	the qualifications, independence, selection and retention of the independent registered public accounting firm;

•	the performance of the Company’s internal audit function and independent registered public accounting firm;

•	assisting the Board of Directors and the Company in interpreting and applying the Company’s Corporate Compliance Program and other issues related to Company and employee ethics; and

•	preparing the Annual Report of the Audit Review Committee to be included in the Company’s proxy statement.

The Board of Directors has determined that Michael E. Shannon, the Chairman of the Audit Review Committee, qualifies as an audit committee financial expert as defined in Section 407(d) of Regulation S-K under the Exchange Act. Mr. Shannon is independent, as such term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors believes that, in keeping with the high standards of the Company, all members of the Audit Review Committee should have a high level of financial knowledge. Accordingly, the Board of Directors has reviewed the membership of the Audit Review Committee and determined that each member of the Committee is independent as defined in Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3(b)(1) under the Exchange Act, is financially literate as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, has accounting or related financial management expertise as defined in Section 303A.07(a) of the New York Stock Exchange’s listing standards, and may qualify as an audit committee financial expert. No members of the Audit Review Committee serve on more than three public company audit committees.

The Compensation Committee held three meetings in 2006. The Compensation Committee has the responsibilities set forth in its charter with respect to the administration of the Company’s policies, programs and procedures for compensating its employees, including its executive officers, and the directors. Among other things, the Compensation Committee’s direct responsibilities include:

•	the review and approval of corporate goals and objectives relevant to executive compensation;

•	the evaluation of the performance of the chief executive officer and other executive officers in light of these goals and objectives;

•	the determination and approval of chief executive officer and other executive officer compensation levels;

•	the making of recommendations to the Board of Directors, where appropriate or required, and the taking of other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans; and

•	the review and approval of the Compensation Discussion and Analysis and the production of the annual Compensation Committee Report.

The Compensation Committee retains and receives assistance in the performance of its responsibilities from an internationally recognized compensation consulting firm. Each member of the Compensation Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee held two meetings in 2006. The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter. Among other things, the Nominating and Corporate Governance Committee’s responsibilities include:

•	the review and making of recommendations to the Board of Directors of the criteria for membership to the Board of Directors;

•	the review and making of recommendations to the Board of Directors of the optimum number and qualifications of directors believed to be desirable;

•	the establishment and monitoring of a system to receive suggestions for nominees to directorships of the Company; and

•	the identification and making of recommendations to the Board of Directors of specific candidates for membership on the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company’s stockholders. See “Procedures for Submission and Consideration of Director Candidates” on page 47. In addition to the foregoing responsibilities, the Nominating and Corporate Governance Committee is responsible for reviewing the Company’s Corporate Governance Guidelines and recommending changes to the Corporate Governance Guidelines, as appropriate; overseeing evaluations of the Board’s effectiveness; and annually reporting to the Board of Directors the Nominating and Corporate Governance Committee’s assessment of the Board’s performance. Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined in the listing standards of the New York Stock Exchange. However, the Nominating and Corporate Governance Committee may, from time to time, consult with certain other members of the Taplin and Rankin families, including Alfred M. Rankin, Jr., regarding the composition of the Board of Directors.

The Finance Committee held three meetings in 2006. The Finance Committee reviews the financing and risk management strategies of the Company and its principal subsidiaries and makes recommendations to the Board of Directors on all matters concerning finance.

The Executive Committee held three meetings in 2006. The Executive Committee may exercise all of the powers of the Board of Directors over the management and control of the business of the Company during the intervals between meetings of the Board of Directors.

The Board of Directors held eleven meetings in 2006. In 2006, all of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during their tenure.

The Board of Directors has determined that, based primarily on the ownership of Class A Common and Class B Common by the members of the Taplin and Rankin families and their voting history, the Company has the characteristics of a “controlled company,” as that term is defined in Section 303A of the listing standards of the New York Stock Exchange. Accordingly, the Board of Directors has determined that the Company should be characterized as a “controlled company.” However, the Board of Directors has elected not to make use at the present time of any of the exceptions to the requirements of the listing standards of the New York Stock Exchange that are available to controlled companies. Accordingly, at least a majority of the members of the Board of Directors is independent, as independence is defined in the listing standards of the New York Stock Exchange. In making a determination as to the independence of its directors, the Company considered the “Independence Standards for Directors” set forth in Appendix A attached hereto and broadly considered the materiality of each director’s relationship with the Company. Based upon the foregoing criteria, the Board of Directors has determined that the following directors are independent: Owsley Brown II, Dennis W. LaBarre, Richard de J. Osborne, Ian M. Ross, Michael E. Shannon, Britton T. Taplin, David F. Taplin, John F. Turben and Eugene Wong.

In accordance with the rules of the New York Stock Exchange, the non-management directors of the Company are scheduled to meet in executive session, without management, in February of each year. The most recent such meeting occurred in February of 2007. The Chairman of the Compensation Committee presides at such meetings. Additional meetings of the non-management directors may be scheduled from time to time when the non-management directors believe such meetings are desirable. The determination of the director who should preside at such additional meetings will be made based upon the principal subject matter to be discussed at the meeting.

The Company holds a regularly scheduled meeting of its Board of Directors in conjunction with its Annual Meeting of Stockholders. Directors are expected to attend the Annual Meeting absent an appropriate excuse. All of the incumbent members of the Board of Directors attended the Company’s 2006 Annual Meeting of Stockholders.

The Company has adopted a code of ethics applicable to all Company personnel, including the principal executive officer, principal financial officer, principal accounting officer or controller, or other persons performing similar functions. Waivers of the Company’s code of ethics, entitled “Code of Corporate Conduct,” for directors or executive officers of the Company, if any, will be disclosed on the Company’s website. The Company has also adopted Corporate Governance Guidelines, which provide a framework for the conduct of the Board of Directors’ business. The Code of Corporate Conduct, the Corporate Governance Guidelines, as well as each of the charters of the Audit Review Committee, Compensation Committee and Nominating and Corporate Governance Committee, are posted on the Company’s website at http://www.nacco.com under the heading “Corporate Governance.” The Company will provide a copy of any of these documents, without charge, to any stockholder upon request. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on the Company’s website as part of this Proxy Statement.

The Audit Review Committee reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Audit Review Committee to determine, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As set forth in the Audit Review Committee’s charter, in the course of the review of a potentially material related person transaction, the Audit Review Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Review Committee deems appropriate.

Based on this review, the Audit Review Committee will determine whether to approve or ratify any transaction which is directly or indirectly material to the Company or a related person.

Any member of the Audit Review Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Audit Review Committee that considers the transaction.

Certain Business Relationships

Dennis W. LaBarre, a director of the Company and its principal subsidiaries, is a partner in the law firm of Jones Day. Such firm provided legal services on behalf of the Company and its principal subsidiaries during 2006 on a variety of matters, and it is anticipated that such firm will provide such services in 2007. The fees for the legal services rendered to the Company by Jones Day approximated $6.6 million for the year ended December 31, 2006. A significant portion of these fees were primarily as a result of legal fees incurred in connection with a transaction in 2006 involving Hamilton Beach/Proctor-Silex. The fees for the legal services rendered to the Company by Jones Day were substantially less than 2% of Jones Day’s annual gross revenues for 2006. Mr. LaBarre does not receive any direct compensation from legal fees paid by the Company to Jones Day and these legal fees do not provide any material indirect compensation to Mr. LaBarre.

J.C. Butler, Jr., an executive officer of the Company, is the son-in-law of Alfred M. Rankin, Jr. In 2006, Mr. Butler received total compensation from the Company of $556,017, which includes annual compensation, long-term compensation and all other compensation.

Report of the Audit Review Committee

The Board of Directors adopted a written Audit Review Committee Charter in 2000. An amended and restated Audit Review Committee Charter was adopted in 2007.

The Audit Review Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2006, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2006. The Audit Review Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

The Audit Review Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), as adopted by the Public Company Accounting and Oversight Board in Rule 3600T, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC.

MICHAEL E. SHANNON, CHAIRMAN OWSLEY BROWN II	RICHARD DE J. OSBORNE JOHN F. TURBEN

Director Compensation

The following table sets forth all compensation of each director for services as directors to the Company and its subsidiaries for 2006, other than Alfred M. Rankin, Jr. In addition to being a director, Mr. Rankin is also the President and Chief Executive Officer of the Company. Mr. Rankin does not receive any compensation for his services as a director. Mr. Rankin’s compensation for services as an officer of the Company is shown in the Summary Compensation Table on page 31.

DIRECTOR COMPENSATION
For Fiscal Year Ended December 31, 2006

	Fees Earned or		Stock	All Other
	Paid in Cash(1)		Awards(2)	Compensation(3)	Total
Name	($)		($)	($)	($)

Owsley Brown II	$54,213		$29,898	$7,334	$91,445
Robert M. Gates (4)	$73,917		$27,853	$7,215	$108,985
Leon J. Hendrix, Jr. (5)	$28,540	(6)	$15,184	$4,949	$48,673
Dennis W. LaBarre	$84,249	(6)	$29,898	$7,334	$121,481
Richard de J. Osborne	$84,240	(6)	$29,898	$7,334	$121,472
Ian M. Ross	$54,178		$29,898	$7,334	$91,410
Michael E. Shannon	$84,625	(6)	$29,898	$7,334	$121,857
Britton T. Taplin	$54,199		$29,898	$7,334	$91,431
David F. Taplin	$54,201		$29,898	$7,247	$91,346
John F. Turben	$83,281	(6)	$29,898	$7,334	$120,513
Eugene Wong	$56,234	(6)	$29,898	$7,261	$93,393

(1)	Amounts in this column reflect the annual retainers and other fees paid to the directors. They also include payment for certain fractional shares of Class A Common that were earned and cashed out in 2006 under the Non-Employee Directors’ Plan.

(2)	Under the Non-Employee Directors’ Plan, as described below, the directors are required to receive a portion of their annual retainer in shares of Class A Common, which are referred to as the Mandatory Shares, and are permitted to elect to receive all or any portion of the remainder of the retainer and all fees in the form of shares of Class A Common, which are referred to as the Voluntary Shares. Amounts in this column reflect the compensation cost of the Mandatory Shares that were granted to directors under the Non-Employee Directors’ Plan, determined pursuant to the Statement of Financial Accounting Standards, which is referred to as SFAS, No. 123R, “Share Based Payments.” See Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards. The grant date fair value of the shares of Class A Common, also determined pursuant to SFAS No. 123R, is the same as the amounts listed above.

(3)	The amount listed includes $1,505 in employer-paid premium payments for life insurance for the benefit of the directors (pro-rated to $1,453 for Dr. Gates and $259 for Mr. Hendrix through their termination dates). The amount listed also includes other employer-paid premium payments for accidental death and dismemberment insurance for the director and his spouse and personal excess liability insurance for the director and members of his immediate family. The amount listed also includes charitable contributions made in the name of the Company on behalf of the director and his spouse under the Company’s matching charitable gift program in the amount of $4,000 for Mr. Brown, Dr. Gates, Mr. Hendrix, Mr. LaBarre, Mr. Osborne, Dr. Ross, Mr. Shannon, Mr. Britton Taplin, Mr. David Taplin, Mr. Turben and Dr. Wong.

(4)	Dr. Gates resigned as a director effective December 18, 2006 to become the United States Secretary of Defense. Due to the federal government’s conflict of interest statutes which required Dr. Gates to divest himself of direct ownership interests in publicly traded corporations, the Board of Directors, in accordance with discretionary powers granted under the terms of the Non-Employee Directors’ Plan, removed all outstanding transfer restrictions on Dr. Gates’ shares of Class A Common.

(5)	Mr. Hendrix did not stand for reelection in 2006 and as a result ceased to be a director effective May 10, 2006.

(6)	The amount listed includes the amount the director elected to receive in the form of Voluntary Shares rather than in cash. The following directors voluntarily elected to receive the following portion of their cash fees and retainers in the form of Voluntary Shares: $27,500 for Mr. Hendrix; $25,000 for Mr. LaBarre, $5,000 for Mr. Osborne, $7,500 for Mr. Shannon, $5,000 for Mr. Turben and $30,000 for Dr. Wong.

Description of Material Factors Relating to the Director Compensation Table

During 2006, each director who was not an officer of the Company or its subsidiaries received the following compensation for service on the Board of Directors and on subsidiary boards of directors:

•	a retainer of $55,000 ($30,000 of which is required to be paid in the form of shares of Class A Common, as described below);

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of the Board of Directors or a subsidiary board of directors, but not exceeding $2,000 per day;

•	attendance fees of $1,000 for each meeting attended (including telephonic meetings) of a committee of the Board of Directors or a committee of a subsidiary board of directors on which the director served;

•	a retainer of $5,000 for each committee of the Board of Directors on which the director served (other than the Executive Committee);

•	an additional retainer of $5,000 for each committee of the Board of Directors on which the director served as chairman (other than the Audit Review Committee); and

•	an additional retainer of $10,000 for the chairman of the Audit Review Committee of the Board of Directors.

The retainers are paid quarterly in arrears and the meeting fees are paid following each meeting. Each director is also reimbursed for expenses incurred as a result of attendance at meetings. The Company also occasionally makes its aircraft available to directors for attendance at meetings of the Company and subsidiary boards of directors.

Under the Non-Employee Directors’ Plan, each director who was not an officer of the Company or its subsidiaries received $30,000 of his annual retainer in shares of Class A Common, although any fractional shares were paid in cash. The actual number of shares of Class A Common issued to a director is determined by taking the dollar value of the portion of the $30,000 retainer that was earned by the director each quarter and dividing it by the average closing price of shares of Class A Common on the New York Stock Exchange for each week during such quarter. These shares are fully vested on the date of grant and the director is entitled to all rights of a stockholder, including the right to vote and receive dividends. However, the shares cannot be assigned, pledged, hypothecated or otherwise transferred by the director, voluntarily or involuntarily, other than:

•	by will or the laws of descent and distribution;

•	pursuant to a qualifying domestic relations order; or

•	to a trust for the benefit of the director, or his spouse, children or grandchildren.

The foregoing restrictions on transfer lapse upon the earliest to occur of:

•	the date which is ten years after the last day of the calendar quarter for which such shares were earned;

•	the date of the death or permanent disability of the director;

•	five years (or earlier with the approval of the Board of Directors) from the date of the retirement of the director from the Board of Directors; or

•	the date that a director is both retired from the Board of Directors and has reached 70 years of age.

In addition, each director has the right under the Non-Employee Directors’ Plan to receive shares of Class A Common in lieu of cash for up to 100% of the balance of his annual retainer, meeting attendance fees, annual committee member fees and any committee chairman’s fee. The number of shares issued is determined under the same formula stated above. However, these Voluntary Shares are not subject to the foregoing transfer restrictions.

Executive Compensation

Compensation Discussion and Analysis

The following describes the material elements of the compensation objectives and policies for the Company and its principal subsidiaries, NACCO Materials Handling Group, Inc., which is referred to as NMHG, Hamilton Beach/Proctor-Silex, Inc., which is referred to as Hamilton Beach/Proctor-Silex, and The North American Coal Corporation, which is referred to as North American Coal, and the application of these compensation objectives and policies to the Company’s executive officers, including those individuals named in the Summary Compensation Table on page 31. This discussion and analysis of the Company’s compensation program should be read in conjunction with the accompanying tables and text disclosing the compensation awarded to, earned by or paid to the Named Executive Officers. The rules regarding disclosure of executive compensation in the Company’s proxy statement were significantly revised by the SEC in 2006. In addition to new and different tables, greater emphasis is placed on providing discussion and analysis of the Company’s compensation practices. The content of the Company’s Compensation Committee Report also has been revised. Accordingly, the information in this Proxy Statement is not directly comparable to that in the Company’s 2006 proxy statement.

Executive Compensation Governance

The Compensation Committee of the Board of Directors and the Compensation Committees of the Company’s principal subsidiary boards of directors, which are referred to collectively as the Compensation Committee unless the context requires otherwise, establish and oversee the administration of the Company’s policies, programs and procedures for compensating its employees, including its executive officers. The Compensation Committee of the Board of Directors consists solely of independent non-employee directors. The Compensation Committee of each of the Company’s principal subsidiaries consists of the members of the Compensation Committee of the Board of Directors as well as Dennis W. LaBarre and Alfred M. Rankin, Jr. The Compensation Committee’s direct responsibilities include the review and approval of corporate goals and objectives relevant to compensation for the Chief Executive Officer and other executive officers, evaluation of the performance of the Chief Executive Officer and other executive officers in light of these performance goals and objectives, and determination and approval of the compensation levels of the Chief Executive Officer and other executive officers based on this evaluation. It also makes recommendations to the Board of Directors, where appropriate or required, and takes other actions with respect to all other compensation matters, including incentive compensation plans and equity-based plans.

The Compensation Committee receives assistance and advice from The Hay Group, an internationally-recognized compensation consulting firm. These consultants report to the Compensation Committee, although they also provide advice and discuss compensation issues directly with management.

Executive Compensation Policies and Objectives

The guiding principle of the executive compensation program of the Company and its subsidiaries has been the maintenance of a strong link between a Named Executive Officer’s compensation and individual performance and the performance of the Company or the subsidiary for which the Named Executive Officer has responsibility. Comprehensively defined “target total compensation” is established for each Named Executive Officer following rigorous evaluation standards to ensure internal equity. Such total compensation is targeted explicitly in dollar terms as the sum of base salary plus perquisites, short-term incentives and long-term incentives. It also includes qualified and nonqualified retirement benefits that are designed to provide a competitive rate of income during retirement with the opportunity for additional income if the Company attains superior results. While the Company offers opportunities for its Named Executive Officers to earn truly superior compensation for outstanding results, this link also includes significantly reduced compensation for weak results.

The primary objective of the Company’s compensation program is to reward Named Executive Officers with competitive total compensation for achievement of specific corporate and individual goals, while at the same time making them long-term stakeholders in the Company. In years when the Company has weaker financial results, payouts under the incentive components of the Company’s compensation plans will be lower. In years when the Company has stronger financial results, payouts under the incentive components of the Company’s compensation plans will be greater. The Company believes that over time, the program will encourage Named Executive Officers to earn incentive pay significantly greater than 100% of target by delivering outstanding managerial performance.

Executive Compensation Methodologies

The Company seeks to achieve the foregoing policies and objectives through a mix of base salaries and incentive plans such that base salaries are at levels appropriate to allow the incentive plans to serve as significant motivating factors. The Compensation Committee carefully reviews each of these components in relation to the performance of the Company and its subsidiaries. Incentive-based compensation plans are designed to provide significant rewards for achieving or surpassing annual operating and financial performance objectives, as well as to align the compensation interests of the executive officers, including the Named Executive Officers, with the long-term interests of the Company’s stockholders by basing a substantial portion of the incentive compensation package upon return on total capital employed performance and book value appreciation rather than on cyclical movements in the Company’s stock price.

The Compensation Committee views the various components of compensation as related but distinct. While a significant percentage of total compensation is allocated to incentive compensation as a result of the philosophy discussed above, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Compensation Committee does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. Rather, the Compensation Committee reviews information provided by The Hay Group to determine the appropriate level and mix of incentive compensation. Generally, and in fiscal 2006, the Compensation Committee granted a majority of total compensation to the Named Executive Officers in the form of incentive compensation.

Finally, in addition to providing other limited perquisites, target levels of perquisites for the executive officers are converted into fixed dollar amounts and paid in cash ratably throughout the year, an approach that recognizes that perquisites are largely just another form of compensation, albeit separate and distinct from salary and incentive compensation.

Components of the Named Executive Officers’ Compensation

The major portion of the Named Executive Officers’ compensation, the so-called “target total compensation,” includes the following components:

•	Base salary, which includes a fixed dollar amount equal to target levels of perquisites as described above;

•	Short-term cash incentives; and

•	Long-term incentives, which consist of long-term equity incentives for employees of the Company or long-term non-equity incentives for employees of the Company’s subsidiaries.

Retirement benefits, which consist mainly of the qualified plans and restoration nonqualified deferred compensation arrangements described below, and other benefits, such as health and welfare benefits, supplement target total compensation. In addition, from time to time, the Compensation Committee may award discretionary cash bonuses to executive officers.

The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation levels. In this process, the Compensation Committee reviews “tally sheets” with respect to target total compensation for the Named Executive Officers and certain other executive officers, as well as other reported analyses regarding compensation of executive officers, in addition to consulting with The Hay Group. The Compensation Committee also takes into consideration additional factors, including the Named Executive Officer’s past performance relative to the performance targets that were set for each Named Executive Officer as well as general budget considerations impacting each subsidiary.

Base Salary

The Compensation Committee fixes an annual base salary intended to be competitive with the marketplace to aid in the recruitment and retention of talented executive officers. To assist the Compensation Committee in fixing base salary levels that are at adequately competitive levels, the Compensation Committee utilizes The Hay Group to analyze a survey of a broad group of domestic industrial organizations from all segments of industry ranging in size from under $150 million to over $5 billion in annual revenues. Organizations participate in the survey based upon their voluntary submission of data to the consultant, as well as their ability to pass the consultant’s quality assurance controls. For 2006, participants in The Hay Group’s All Industrials survey, which is used by the Compensation Committee as the principal comparator for purposes of setting target compensation, included 247 parent organizations and 335 independent operating units representing almost all areas of industry, including the light and heavy manufacturing, consumer products and mining segments.

Comparing positions of similar scope and complexity, the consultant derives a median salary level, which is referred to as the salary midpoint, for each executive officer position in the Company and its principal subsidiaries, including positions occupied by the Named Executive Officers. All information is analyzed on an industry-wide basis because the Compensation Committee has determined that there is no true peer group of companies that competes directly with the Company in all of its three principal businesses and that an industry-wide comparison provides for internal consistency across the subsidiaries. Using the salary midpoint information, the Compensation Committee approves for each executive officer, including the Named Executive Officers, (i) a salary midpoint, (ii) a salary range and (iii) a base salary based on the executive officer’s performance over the prior year and the executive officer’s prior year base salary relative to his/her salary midpoint.

The following table sets forth the salary midpoint, salary range and base salary for each Named Executive Officer for 2006:

			Salary Range
			(in Comparison to	Annual
	Salary Midpoint		Salary Midpoint)	Base Salary
	Determined by the		Determined by the	Determined by the
	Independent		Compensation	Compensation
	Consultant		Committee	Committee
Named Executive Officer	($)		(%)	($)

Alfred M. Rankin, Jr.	$818,900		80%-130%	$1,056,000
Kenneth C. Schilling	$218,200		80%-120%	$232,700
Michael J. Morecroft	$480,000		80%-120%	$458,004
Michael P. Brogan	$535,600	(1)	80%-120%	$453,053	(1)
Robert L. Benson	$375,400	(2)	80%-120%	$300,000	(2)

(1)	Mr. Brogan was promoted to President and Chief Executive Officer of NMHG effective July 1, 2006. Prior to his promotion, Mr. Brogan’s salary midpoint was $463,700 and his annual base salary determined by the Compensation Committee was $405,232. Mr. Brogan’s annual base salary determined by the Compensation Committee was prorated for his actual time in each position.

(2)	Mr. Benson was promoted to President and Chief Executive Officer of North American Coal effective March 1, 2006. Prior to his promotion, Mr. Benson’s salary midpoint was $252,600 and his annual base salary determined by the Compensation Committee was $251,160. Mr. Benson’s annual base salary determined by the Compensation Committee was prorated for his actual time in each position.

Because the Company does not provide its executive officers, including the Named Executive Officers, with the perquisites commonly provided to executives in other companies, the Compensation Committee approves a target level of perquisites for each executive officer position, including those positions occupied by the Named Executive Officers, based on a percentage of salary midpoint for the position determined by The Hay Group to represent a reasonable competitive level of perquisites for the position. The Hay Group’s determinations were based on a study they conducted to determine, on average, the relationship between the value of an executive officer’s perquisites and the salary midpoint for the position. The table below sets forth the percentages of salary midpoints recommended by The Hay Group and adopted by the Compensation Committee for each of the Named Executive Officers. These amounts were paid in cash ratably throughout the year. This approach satisfied the Company’s objective of providing competitive total compensation to its Named Executive Officers while recognizing that many perquisites are largely just another form of compensation.

	Percentage of Salary		Amount of 2006
	Midpoint Paid in		Annual Salary Paid in
	Lieu of Perquisites		Lieu of Perquisites
Named Executive Officer	(%)		($)

Alfred M. Rankin, Jr.	12%		$98,300
Kenneth C. Schilling	8%		$17,500
Michael J. Morecroft	10%		$48,000
Michael P. Brogan	12	%(1)	$64,272	(1)
Robert L. Benson	10	%(2)	$37,540	(2)

(1)	Mr. Brogan was promoted to President and Chief Executive Officer of NMHG effective July 1, 2006. Prior to his promotion, Mr. Brogan’s percentage of salary midpoint paid in lieu of perquisites was 10% and the amount of his annual salary paid in lieu of perquisites was $46,370. The portion of Mr. Brogan’s annual salary paid in lieu of perquisites was prorated for his actual time in each position.

(2)	Mr. Benson was promoted to President and Chief Executive Officer of North American Coal effective March 1, 2006. Prior to his promotion, Mr. Benson’s percentage of salary midpoint paid in lieu of perquisites was 8% and the amount of his annual salary paid in lieu of perquisites was $20,208. The portion of Mr. Benson’s annual salary paid in lieu of perquisites was prorated for his actual time in each position.

Short-Term Incentive Compensation

The Company uses short-term cash incentives to provide awards for achieving annual operating and financial performance objectives. All of the short-term incentive plans for the Company and its subsidiaries follow the same basic pattern for award determination. Each short-term plan has a one-year performance period. A portion of the short-term award is based on performance against a target rate of return on total capital employed or economic value income and a portion is based on performance against specific business objectives in the annual operating plans of the subsidiaries.

At the beginning of 2006, the Compensation Committee adopted performance criteria and target performance levels for the Company and its subsidiaries upon which the short-term awards were based. The performance criteria and target performance levels were established within the Compensation Committee’s discretion, and generally were based upon management’s recommendations as to the performance objectives of the particular business for the year. For 2006, the performance criteria adopted under the short-term plans were as follows:

Name of Plan	Performance Criteria

NACCO Short-Term Plan	The Company’s consolidated return on total capital employed, which is referred to as ROTCE (for participants who are not Named Executive Officers), and the performance criteria other than ROTCE that the Compensation Committee establishes under the short-term incentive plans for the Company’s subsidiaries
NACCO Supplemental Short-Term Plan	The Company’s consolidated ROTCE (for participants who are Named Executive Officers)
HB/PS Short-Term Plan	Hamilton Beach/Proctor-Silex’s ROTCE, net income and revenue
NMHG Short-Term Plan	NMHG’s ROTCE, net income and market share
NA Coal Short-Term Plan	North American Coal’s economic value income, net income and support costs

Performance against the ROTCE targets established by the Compensation Committee for the Company and each of the subsidiaries (excluding North American Coal) comprised a significant portion of the short-term plans for 2006. The ROTCE performance targets were not based on the Company’s or subsidiary’s annual operating plan, but instead reflected the Compensation Committee’s belief that the Company’s stockholders are entitled to a certain rate of return on total capital employed and that, as a measure of stockholder protection, performance against that rate of return should determine the payouts for a significant portion of the short-term incentive. North American Coal used economic value income as its performance criteria based on the Compensation Committee’s determination that it is a more accurate reflection of the rate of return in North American Coal’s business. The remaining portion of each short-term plan was based on performance criteria other than ROTCE adopted by the Compensation Committee after review of the key factors for each subsidiary’s business for 2006 as well as its long-term objectives. The subsidiaries’ performance on these criteria make up the remaining portion of the Company’s short-term plan. The Named Executive Officers could receive the maximum amount of their potential payouts under the short-term incentive plans only if the Company and/or the respective subsidiary met both their ROTCE and non-ROTCE performance targets. If the ROTCE performance targets were not met, the Named Executive Officers could still receive payouts if the other performance criteria, which are based on the subsidiary’s operating plans, were satisfied.

Target awards under the short-term incentive compensation plans for executive officers are established at specified percentages of each individual’s salary midpoint. For 2006, the short-term incentive plans were designed to provide target compensation to the Named Executive Officers of between 40% and 90% of salary midpoint, depending on the Named Executive Officer’s position. Generally, short-term incentive plan payments will not exceed 150% of the target amount.

Final awards for the Named Executive Officers under the short-term incentive plans are determined by adjusting the individual’s target award for performance by the business unit against the established targets and for performance by the individual against individual goals. The Compensation Committee, in its discretion, may also increase or decrease awards under the plans and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards. Under the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan, which is referred to as the NACCO Supplemental Short-Term Plan, however, there are no individual performance goals and the awards that are payable to the Named Executive Officers may only be decreased. The payments under all of the short-term incentive plans are calculated after the end of each year and are paid annually in cash. They are immediately vested when paid.

For 2006, payments were calculated in accordance with a formula that is based on the pre-established performance goals, which, as in prior years, excludes certain nonrecurring special charges, gains and other amounts. Pursuant to the terms of the short-term incentive compensation plans, the Compensation Committee is authorized to use negative discretion to reduce the amount of the awards that would otherwise be payable. In 2006, the Compensation Committee did use negative discretion to reduce the amount of the awards to the participants in the NACCO Industries, Inc. 2006 Annual Incentive Compensation Plan, which is referred to as the NACCO Short-Term Plan, as a result of a negative adjustment to a subsidiary performance measure.

The following table shows the short-term incentive plan target as a percentage of salary midpoint for each Named Executive Officer for 2006 as well as the actual short-term incentive plan payout as a percentage of salary midpoint for 2006.

	Short-Term Incentive		Short-Term Incentive
	Plan Target as a		Plan Payout as a
	Percentage of		Percentage of
	Salary Midpoint		Salary Midpoint
Named Executive Officer	(%)		(%)

Alfred M. Rankin, Jr.	90%		84.3%
Kenneth C. Schilling	40%		37.5%
Michael J. Morecroft	60%		80.0%
Michael P. Brogan	70	%(1)	49.1	%(1)
Robert L. Benson	55	%(2)	82.5	%(2)

(1)	Mr. Brogan was promoted to President and Chief Executive Officer of NMHG effective July 1, 2006. Prior to his promotion, Mr. Brogan’s short-term incentive plan target as a percentage of salary midpoint was 60% and his short-term incentive plan payout as a percentage of salary midpoint for that period of time was 42.1%. Mr. Brogan’s final short-term incentive payout was calculated based on a proration of his actual time in each position.

(2)	Mr. Benson was promoted to President and Chief Executive Officer of North American Coal effective March 1, 2006. Prior to his promotion, Mr. Benson’s short-term incentive plan target as a percentage of salary midpoint was 40% and his short-term incentive plan payout as a percentage of salary midpoint for that period of time was 60.0%. Mr. Benson’s final short-term incentive plan payout was calculated based on a proration of his actual time in each position.

Discretionary Cash Bonuses

The Compensation Committee has the authority to grant, and has from time to time granted, discretionary cash bonuses to the executive officers, including the Named Executive Officers, in addition to the short-term incentive plan compensation described above. The Compensation Committee uses discretionary cash bonuses to reward substantial achievement or superior service to the Company, particularly when such achievement or service cannot be reflected in the performance criteria. For 2006, the Compensation Committee granted discretionary bonuses to certain executive officers at Hamilton Beach/Proctor-Silex for superior service in connection with the Applica transaction; however, no Named Executive Officer received a discretionary cash bonus for 2006.

Long-Term Incentive Compensation

The purpose of the Company’s long-term incentive compensation plans is to enable executive officers to accumulate capital through future managerial performance, which the Compensation Committee believes contributes to the future success of the Company’s businesses. The long-term incentive plans at the Company and its subsidiaries generally require long-term commitment on the part of the Company’s executive officers, and cash withdrawals or stock sales are generally not permitted for a number of years. Rather, the awarded amount is effectively invested in the Company for an extended period to strengthen the tie between stockholders’ and the Named Executive Officers’ long-term interests.

The Compensation Committee believes that awards under the Company’s long-term incentive compensation plans promote a long-term focus on the profitability of the Company due to the five or ten year holding periods under the plans. Under the Company’s equity-based long-term incentive plans, although a recipient may receive a payout after the end of a base period and each consistent performance period (or after the award year under the supplemental long-term bonus plan), the recipient is effectively required to invest the non-cash portion of the payout in the Company for up to ten years. This is because, for example, for the Company’s long-term incentive plans, the shares distributed may not be transferred for ten years following the last day of the base period or award year, as applicable. During the restriction period, the ultimate value of a payout is subject to change based upon the value of the shares of Class A Common. The value of the award is enhanced as the value of the shares of Class A Common appreciates or is decreased as the value of the shares of Class A Common depreciates, and thus such awards provide the recipient with an incentive over the ten-year period to increase the value of the Company, to be reflected in the increased value of the shares of Class A Common. As described below, awards under the subsidiary long-term incentive plans have holding periods of between five and ten years.

Long-Term Incentive Compensation for Employees of the Company.  The long-term incentive compensation plan for the Company, the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, which is referred to as the NACCO Long-Term Plan, uses the Company’s consolidated ROTCE as the performance criteria for payout under the plan. The consolidated ROTCE target is established by the Compensation Committee and is set at a level believed to provide an appropriate measure of stockholder protection. In general, each year participants are granted dollar-denominated target base period awards based on a performance period of one or more years and the potential opportunity to receive consistent performance award payouts based on performance periods of five years. Target base period awards are set based on a percentage of each participating executive officer’s salary midpoint and are adjusted as of the end of the base period based upon the Company’s consolidated ROTCE performance. Consistent performance awards are intended to supplement the base period awards paid to participants if the average consolidated ROTCE performance for the five-year period exceeds the consolidated ROTCE target. No consistent performance award is payable if the Company’s average consolidated ROTCE performance for the relevant five-year performance period is at or below the ROTCE target. The Compensation Committee has the authority under the NACCO Long-Term Plan to decrease awards to the Named Executive Officers and to adjust the incentive compensation measures and percentage allocation between the cash and stock portions of the awards in a manner that is permitted under Internal Revenue Code Section 162(m).

The following two types of awards were provided in 2006 under the NACCO Long-Term Plan:

•	Base period awards that are based on a one-year performance period; and

•	Consistent performance awards that are based on a five-year performance period.

Base Period Awards.  Participants are granted dollar-denominated target base period awards each year. Target base period awards are based on a percentage of the participating executive officer’s, including the participating Named Executive Officer’s, salary midpoint. For 2006, base period awards under the NACCO Long-Term Plan were designed to provide target compensation for each of Alfred M. Rankin, Jr. and Kenneth C. Schilling, the participating Named Executive Officers, of 205% and 30% of salary midpoint, respectively. The Compensation Committee based this target long-term incentive compensation on recommendations made by The Hay Group. These amounts are then adjusted by the Compensation Committee to 235.75% and 34.5%, respectively, to account for the immediately taxable nature of the distributions under the NACCO Long-Term Plan. Generally, base period award payments will not exceed 150% of the target base period award. However, in conjunction with a special long-term program adopted at NMHG, for 2006 the Compensation Committee adopted a special performance formula that provided for a payout of up to 250% of the target base period awards to participants in the NACCO Long-Term Plan upon the achievement of certain consolidated ROTCE thresholds. This increase in the potential awards under the NACCO Long-Term Plan was designed to provide an additional incentive for the Company to help NMHG meet its performance objectives.

Final base period awards for each individual are determined by adjusting the target award based on the Company’s actual performance against the established consolidated ROTCE target for the year. The final dollar-denominated base period award is paid to the executive officer in a combination of shares of Class A Common and cash, with the cash amount approximating the income tax withholding obligations of the executive officers on the shares. Approximately 60% to 65% of all of the awards are distributed in shares of Class A Common.

The actual number of shares of Class A Common issued to a participant is determined by taking the dollar value of the stock component of the base period award and dividing it by the average share price. For this purpose, the average share price is the lesser of:

•	The average closing price of Class A Common on the New York Stock Exchange at the end of each week during the year preceding the start of the performance period (or such other previous calendar year as determined by the Compensation Committee no later than the 90th day of the performance period); or

•	The average closing price of Class A Common on the New York Stock Exchange at the end of each week during the performance period.

The shares of Class A Common that are issued are subject to transfer restrictions, generally for a period of ten years. However, they are fully vested when granted and the executive officers have all of the rights of a stockholder, including the right to vote, upon receipt of the shares. The executive officers also have the right to receive dividends that are declared and paid after they receive the shares of Class A Common. The full amount of each final award, including the fair market value of the shares of Class A Common on the date of grant, is fully taxable to the participant.

For 2006, payments were calculated in accordance with a formula that is based on the pre-established performance goals, which, as in prior years, excludes certain nonrecurring special charges, gains and other amounts. Pursuant to the terms of the NACCO Long-Term Plan, the Compensation Committee is authorized to use negative discretion to reduce the amount of the awards that would otherwise be payable. In 2006, the Compensation Committee did not use negative discretion to reduce the amount of the awards.

Consistent Performance Awards.  If the Company’s average consolidated ROTCE performance for a five-year performance period exceeds the consolidated ROTCE target set at the beginning of the performance period, participants in the NACCO Long-Term Plan may receive a consistent performance award payout. The amount of any such consistent performance award payout would be determined under a formula established at the beginning of the five-year performance period that multiplies the participant’s base period award by a consistent performance factor of up to 50%, based on the amount that the Company’s average consolidated ROTCE performance over the five-year performance period exceeds the consolidated ROTCE target for the period. This amount would then be adjusted by a factor to adjust for inflation over the performance period. Consistent performance award payouts, if any, are paid in the same combination of cash and shares of Class A Common as described above for base period awards. However, the average share price for this purpose is equal to the average closing price on the New York Stock Exchange at the end of each week during the last year of the five-year performance period. No consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001 because the Company’s average consolidated ROTCE performance for the respective five-year periods has not exceeded the consolidated ROTCE target for such periods.

Additional Long-Term Compensation.  The Supplemental Long-Term Bonus Plan gives the Compensation Committee the flexibility to provide additional compensation to its executive officers for truly outstanding results and extraordinary personal effort. The amount of an award, if any, granted under the Supplemental Long-Term Bonus Plan is at the discretion of the Compensation Committee. Once the amount of an award is determined, the award will be paid partially in shares of Class A Common, the transfer of which is restricted for ten years, and partially in cash, based on the same formula used under the NACCO Long-Term Plan. Since the establishment of the Supplemental Long-Term Bonus Plan in 2006, no awards have been granted under the Supplemental Long-Term Bonus Plan.

Long-Term Incentive Compensation for Employees of the Company’s Subsidiaries.  The subsidiaries’ long-term incentive compensation plans are linked to future performance of the particular business unit. All awards under the long-term incentive compensation plans of the Company’s subsidiaries are paid in cash from the general assets of the applicable subsidiary.

HB/PS Long-Term Plan and NMHG Long-Term Plan.  Each of the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan, which is referred to as the HB/PS Long-Term Plan, and the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan, which is referred to as the NMHG Long-Term Plan, has a one-year performance period. At the beginning of each year, each subsidiary’s Compensation Committee adopts performance criteria upon which awards under its long-term incentive compensation plan are based. For 2006, the performance criteria adopted under the long-term plans were as follows:

Name of Plan	Performance Criteria

HB/PS Long-Term Plan	Hamilton Beach/Proctor-Silex’s ROTCE
NMHG Long-Term Plan	NMHG’s ROTCE

Participants are granted dollar-denominated target awards each year. Target awards are based on a percentage of each participating executive officer’s, including the participating Named Executive Officer’s, salary midpoint. For 2006, target awards were designed to provide target compensation for Michael J. Morecroft and

Michael P. Brogan of 105% of salary midpoint for 2006 under the HB/PS Long-Term Plan and 105% of salary midpoint for 2006 under the NMHG Long-Term Plan, respectively. The Compensation Committee based these percentages on recommendations made by The Hay Group. Generally, award payments will not exceed 150% of the executive officer’s target award. However, for 2006 the Compensation Committee adopted a special performance formula at NMHG that provided for a payout of up to 250% of target awards to participants in the NMHG Long-Term Plan upon the achievement of certain ROTCE thresholds. This increase in the potential awards under the NMHG Long-Term Plan was designed to provide an additional incentive for NMHG to meet its performance objectives.

Final awards for each individual are determined by adjusting the target award based on the applicable subsidiary’s actual performance against the established ROTCE target for the year. The Compensation Committee, in its discretion, may also increase or decrease awards under the plans and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards.

For 2006, payments were calculated in accordance with a formula that is based on the pre-established performance goals, which, as in prior years, excludes certain nonrecurring special charges, gains and other amounts. Pursuant to the terms of the HB/PS Long-Term Plan and the NMHG Long-Term Plan, the Compensation Committee is authorized to use negative discretion to reduce the amount of the awards that would otherwise be payable under those plans. In 2006, the Compensation Committee did not use negative discretion to reduce the amount of the awards under these plans.

The final dollar-denominated awards are then converted to “book value units” by dividing the cash value of the award by the book value per nominal share of the applicable subsidiary on the grant date of the award. The book value units are credited to participants’ accounts under the plans and must generally be held for a period of five years. Book value units are fully vested when granted. The book value units are paid out, in cash, at the earlier of the five-year maturity date, retirement, death or disability. The payout amount is based on the book value of the subsidiary at the time of payment, except for certain participants whose book value is frozen as of the date of a termination of employment prior to retirement, death or disability. Subject to certain timing restrictions and other limitations, however, participants may elect to defer payment of book value units issued on or after January 1, 2005 until ten years after the grant date. Other deferral rules apply to book value units that were issued before that date. Payments for deferred book value units are generally based on the book value of the subsidiary at the time of payment, except for certain participants whose book value is frozen as of the date of a termination of employment prior to retirement, death or disability. Due to the nature of the NMHG Long-Term Plan and the HB/PS Long-Term Plan, the book value units awarded under the plans are described in both the Grants of Plan-Based Awards Table on page 34 and the Nonqualified Deferred Compensation Table on page 38.

NA Coal Long-Term Plan.  The North American Coal Value Appreciation Plan for Years 2006 to 2015, which is referred to as the NA Coal Long-Term Plan, was adopted effective as of January 1, 2006. The plan has a ten-year term and will be in effect from 2006 through 2015. The North American Coal Compensation Committee established net income appreciation goals that are based upon achieving year by year targets for each year during the ten-year term of the NA Coal Long-Term Plan. These goals are adjusted each year for inflation and to take into account any “new projects” initiated during the ten-year period. Once a calendar year is completed, the actual adjusted net income less a charge for the capital employed during that year is measured against the adjusted net income less a charge for the capital employed goal for that year to determine the annual net income appreciation of current and new projects, which is referred to as the Annual Factor. Also, actual cumulative adjusted net income less a charge for the capital employed for the term of the plan to date is measured against the cumulative adjusted net income less a charge for the capital employed goals to date to determine the cumulative net income appreciation of current and new projects, which is referred to as the Cumulative Factor, against the ten year target. The North American Coal Compensation Committee also sets a goal for the cumulative net income appreciation due to new projects over the ten-year term of the plan. At the end of each calendar year, the present value of expected cumulative net income appreciation of all new projects initiated during that year is measured against the cumulative new project goal to determine the net income appreciation due to the acquisition of new projects, which is referred to as the New Project

Factor. Finally, if it is determined in any year, which is referred to as an Adjustment Year, that a new project has provided significantly less net income appreciation than originally expected, then the amount of any prior award previously attributed to that project as the result of a prior year’s New Project Factor will reduce the New Project Factor in the Adjustment Year, which is referred to as the New Project Adjustment. If the New Project Adjustment is large enough, it is possible for participants to receive negative awards in a given year.

At the start of each year during the ten-year term of the NA Coal Long-Term Plan, participants are granted dollar denominated target awards. Target awards are based on a percentage of each participating executive officer’s, including the participating Named Executive Officer’s, salary midpoint. For 2006, the target award was designed to provide target compensation for Robert L. Benson of 45% of his salary midpoint and subsequently increased to 80% of his new salary midpoint on a prorata basis upon his promotion to President and Chief Executive Officer on March 1, 2006. The Compensation Committee based these percentages on recommendations made by The Hay Group.

Following the end of the year, final awards for each participant are determined by adjusting the target award by the Annual Factor, the Cumulative Factor and the New Project Factor. In addition, the New Project Adjustment is made, if applicable. The North American Coal Compensation Committee, in its discretion, may also increase or decrease awards under the plan and may approve the payment of awards where business unit performance would otherwise not meet the minimum criteria set for payment of awards.

For 2006, payments were calculated in accordance with a formula that is based on the pre-established performance goals, which, as in prior years, excludes certain nonrecurring special charges, gains and other amounts. Pursuant to the terms of the NA Coal Long-Term Plan, the Compensation Committee is authorized to use negative discretion to reduce the amount of the awards that would otherwise be payable. In 2006, the Compensation Committee did not use negative discretion to reduce the amount of the awards under the NA Coal Long-Term Plan.

The final awards are then credited to participants’ accounts under the NA Coal Long-Term Plan. Account balances are credited with interest based on the average monthly rate of ten-year U.S. Treasury Bonds. Participants become vested in their accounts at the rate of 20% per year, commencing with the first year in which they receive an award. However, participants are automatically 100% vested on the earliest of December 31, 2015 or termination of employment on account of death, disability or retirement at or after age 65 or retirement at or after age 55 with at least ten years of service. Vested amounts are payable in cash on the earlier of December 31, 2015 or the participant’s death, disability or retirement. Due to the nature of the NA Coal Long-Term Plan, the awards are described in both the Grants of Plan-Based Awards Table on page 34 and the Nonqualified Deferred Compensation Table on page 38.

Comparison of Long-Term Incentive Plan Targets and Payouts.  The following table shows the target award under the applicable long-term incentive plan as a percentage of salary midpoint for each Named Executive Officer for the performance period ending in 2006 as well as the corresponding actual payout of the award under the applicable long-term incentive plan as a percentage of salary midpoint for the performance period ending in 2006.

		For the Performance Period Ending in 2006
		Long-Term Incentive	Long-Term Incentive
		Plan Award Target as	Plan Payout as
		a Percentage of	a Percentage of
	Name of Long-Term Incentive Plan	Salary Midpoint	Salary Midpoint
Named Executive Officer	and, If Applicable, Type of Award	(%)	(%)

Alfred M. Rankin, Jr.	Base Period Award under the NACCO Long-Term Plan	235.75%(1)	436.1%(2)
	Consistent Performance Award under the NACCO Long-Term Plan	(3)	0.0%(3)
Kenneth C. Schilling	Base Period Award under the NACCO Long-Term Plan	34.50%(1)	63.8%(2)
	Consistent Performance Award under the NACCO Long-Term Plan	(3)	0.0%(3)
Michael J. Morecroft	Award under the HB/PS Long-Term Plan	105.00%	133.0%
Michael P. Brogan	Award under the NMHG Long-Term Plan	105.00%	89.4%
Robert L. Benson	Award under the NA Coal Long-Term Plan	80.00%(4)	96.9%(4)

(1)	As described above, the target base period awards of 205% and 30% for Mr. Rankin and Mr. Schilling, respectively, have been adjusted to account for the immediately taxable nature of distributions under the NACCO Long-Term Plan.

(2)	Generally, base period award payouts under the NACCO Long-Term Plan will not exceed 150% of the target base period award. However, as described above, for 2006 the Compensation Committee adopted a special long-term performance formula that provided for base period award payouts of up to 250% of the target base period awards to participants in the NACCO Long-Term Plan upon the achievement of significantly improved consolidated ROTCE performance. While the payouts fell short of the maximum of 250% of the target award, the improvement in the consolidated ROTCE performance resulted in a payout above the target award.

(3)	Consistent performance award payouts under the NACCO Long-Term Plan are payable only if the average consolidated ROTCE performance exceeds the performance target for the five-year period commencing January 1, 2006. As a result, there is no award target for the consistent performance award for the performance period ending December 31, 2006. A consistent performance award payout may be paid in 2011 if the average consolidated ROTCE performance for the five-year performance period ending December 31, 2010 exceeds the consolidated ROTCE target. The amount of any such consistent performance award payout would be determined under the formula established at the beginning of 2006, which multiplies the participant’s base period award for 2006 by a consistent performance factor of up to 50% and by a factor to adjust for inflation over the performance period. As previously indicated, no consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001.

(4)	Mr. Benson was promoted to President and Chief Executive Officer of North American Coal effective March 1, 2006. Prior to his promotion, Mr. Benson’s long-term incentive plan target as a percentage of salary midpoint was 45.00% and his long-term incentive plan payout as a percentage of salary midpoint for that period of time was 54.5%. Mr. Benson’s final long-term incentive plan payout was calculated based on a proration of his actual time in each position.

Retirement Plans

The material terms of the various retirement plans are described in the narratives following the Pension Benefits Table and the Nonqualified Deferred Compensation Table.

Defined Benefit Pension Plans.  The Company no longer provides any defined benefit pensions to the Named Executive Officers, although some of the previously frozen defined benefit pensions are currently increased by annual cost-of-living adjustments, which are referred to as COLAs.

Defined Contribution Plans.  The Company and its subsidiaries provide the Named Executive Officers and most other employees in the U.S. with defined contribution retirement benefits. Mandatory employer contributions under the defined contribution retirement plans are calculated under various formulas that are designed to provide employees with competitive retirement income. The Compensation Committee believes that this level of retirement benefits gives the Company and its subsidiaries the opportunity to attract and retain talented management employees at the senior executive level and below. Additional employer contributions may be made, depending on the performance of the Company and/or its subsidiaries. In general, if the Company and/or its subsidiaries perform well, the amount of the employees’ retirement income increases.

With the exception of a portion of the retirement benefits that are provided to Mr. Rankin and Mr. Brogan, the Named Executive Officers and other executive officers receive the same retirement benefits as all other similarly-situated employees. However, the benefits that are provided to the Named Executive Officers and other executive officers are provided under a combination of qualified and nonqualified defined contribution plans, while the benefits that are provided to other employees are provided generally under qualified retirement plans. The nonqualified defined contribution plans generally provide the executive officers with the retirement benefits that would have been provided under the qualified plans, but that cannot be provided due to various Internal Revenue Service regulations and limits.

The defined contribution retirement benefits generally consist of a combination of employee deferrals, employer matching contributions on the employee deferrals, minimum employer retirement contributions and additional employer profit sharing contributions that are made only if the Company and/or the subsidiaries meet certain pre-established performance criteria.

Each of the Company plans, NMHG plans and North American Coal plans contains the following three types of benefits: (i) 401(k) benefits, (ii) matching benefits and (iii) profit sharing benefits. The Hamilton Beach/Proctor-Silex plans contain 401(k) benefits and profit sharing benefits. However, matching benefits under the
Hamilton Beach/Proctor-Silex plans were frozen effective December 31, 2004 and replaced with an automatic non-elective employer 401(k) contribution when the Hamilton Beach/Proctor-Silex qualified plan became a “safe harbor” plan in 2005.

The “compensation” that is taken into account under the plans generally includes base salary and annual incentive payments and excludes most other forms of compensation, including long-term incentive compensation. However, for all benefits under the Hamilton Beach/Proctor-Silex plans, other than profit sharing benefits, annual incentive payments are also excluded.

Under the 401(k) portions of the plans, eligible employees may elect to defer up to 25% of compensation. Under the matching portion of the plans, eligible employees receive employer matching contributions on their deferrals in accordance with the following applicable matching contribution formula:

•	Company plans: 50% of the first 5% of before-tax contributions;

•	Hamilton Beach/Proctor-Silex plans: no matching contributions (frozen effective December 31, 2004 but replaced with automatic non-elective 3% employer contributions when the qualified plan became a statutory “safe harbor” plan in 2005);

•	NMHG plans: 66 2/3% of the first 3% of before-tax contributions and 25% of the next 4% of before-tax contributions; and

•	North American Coal plans: 100% of the first 5% of before-tax contributions.

Under the profit sharing portion of the plans, eligible employees receive a profit sharing contribution equal to a specified percentage of compensation. The percentage varies, based on a formula that takes into account the employee’s age and compensation and, for all plans other than the North American Coal plans, the ROTCE of the Company and/or its subsidiaries. As applied to the Named Executive Officers in 2006, the range of profit sharing contributions under each applicable formula was:

•	Mr. Rankin: between 7.00% and 16.35% of compensation;

•	Mr. Schilling: between 4.35% and 9.90% of compensation;

•	Dr. Morecroft: between 6.33% and 13.20% of compensation;

•	Mr. Brogan: between 3.80% and 12.25% of compensation; and

•	Mr. Benson: 5.00% of compensation.

All employees, including the Named Executive Officers, receive additional profit sharing contributions for compensation earned in excess of the Federal Social Security wage base, which was $94,200 in 2006, up to the applicable Internal Revenue Code limit of 5.7% of compensation.

The Named Executive Officers are 100% vested in their deferrals and in all matching contributions. They are also 100% vested in all benefits that are provided under the nonqualified plans. However, they become vested in their profit sharing contributions under the qualified plans at the rate of 20% for each year of service. All of the Named Executive Officers are 100% vested in all profit sharing benefits because each Named Executive Officer has been employed for at least five years.

Benefits under the qualified plans are generally payable at any time following a termination of employment. Participants have the right to invest their account balances among various investment options that are offered by the plans’ trustee. Participants can elect various forms of payment including lump sum distributions and installments.

Participants’ account balances in the nonqualified plans are credited with earnings during the year based on the rate of return of the NACCO Stable Asset Fund, which is one of the investment funds under the qualified plans. Following the end of the year, certain sub-accounts of participants who remain actively employed may be credited with additional earnings, based on a pre-determined formula that takes into account the ROTCE of the Company and/or its subsidiaries. The maximum earnings rate for this purpose is 14%.

Participants must generally elect a payment date for their nonqualified account balances when they first become a participant. In general, they can elect termination of employment or the date on which they attain a specified age. The nonqualified profit sharing benefits are generally payable at termination of employment. Each plan contains other specific withdrawal and distribution rules, as described in the narrative accompanying the Nonqualified Deferred Compensation Table on page 38. Most plans allow early distribution in the event of a hardship of the participant and, for certain sub-accounts, an in-service withdrawal, subject to a 10% penalty, for amounts credited before January 1, 2005. Different rules apply for amounts that are credited to the sub-accounts on or after January 1, 2005. For example, there is generally a six-month delay in payments made to “key employees” on account of a termination of employment for amounts credited after January 1, 2005.

Other Benefits

All salaried U.S. employees, including the Named Executive Officers, participate in a variety of health and welfare benefit plans that are designed to enable the Company to attract and retain its workforce in a competitive marketplace.

Perquisites and Other Personal Benefits

Although the Company provides limited perquisites and other personal benefits to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officer’s compensation package.

Changes to Executive Compensation Program for 2006

No significant modifications were made to the executive compensation program during 2006 other than the following:

•	the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Incentive Compensation Plan, which is referred to as the NMHG Senior Long-Term Plan, was frozen effective as of January 1, 2006 and the target awards granted effective January 1, 2005 were rescinded;

•	the Hamilton Beach/Proctor-Silex, Inc. Senior Executive Long-Term Incentive Compensation Plan, which is referred to as the HB/PS Senior Long-Term Plan, was frozen effective as of January 1, 2006 and the target awards granted effective January 1, 2005 were rescinded;

•	the performance period for base period awards under the NACCO Long-Term Plan was changed to a one-year period;

•	the special performance formulas that provided for an increase in the potential awards under the NMHG Long-Term Plan and the NACCO Long-Term Plan were adopted for 2006; and

•	the North American Corporation Value Appreciation Plan for Years 2000 to 2009, which is referred to as the NA Coal Frozen Long-Term Plan, was frozen effective as of January 1, 2006 and the NA Coal Long-Term Plan was adopted effective as of January 1, 2006.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. The NACCO Supplemental Short-Term Plan and the NACCO Long-Term Plan have been and will be used so that, together with steps taken by the Compensation Committee in the administration of these plans, payouts on awards made under these plans should not count towards the $1 million cap, which the law imposes for purposes of federal income tax deductibility. While the Compensation Committee intends generally to preserve the deductibility of compensation payable to the Company’s executive officers, as appropriate, deductibility will be only one among a number of factors considered in determining appropriate levels or modes of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes is in the best interests of the Company and its stockholders.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of SFAS No. 123R. See Note 2 of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for more information regarding the valuation of the Company’s equity awards in accordance with SFAS No. 123R.

Stock Ownership Guidelines

While the Company encourages the executive officers to own shares of Class A Common, it does not have any formal policy requiring the executive officers to own any specified amount of Class A Common. However, the shares of Class A Common granted to the Company’s executive officers under the NACCO Long-Term Plan generally must be held for a period of ten years. Executive officers of the subsidiaries do not have a similar requirement as they are compensated based on the performance of their own businesses and not on the performance of the Company.

Role of Executive Officers in Compensation Decisions

The Company’s management, in particular the Chief Executive Officer of the Company and the Chief Executive Officer of each subsidiary, reviews the Company’s goals and objectives relevant to the compensation of the Company’s executive officers. The Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer, whose performance is reviewed by the Compensation Committee) and makes recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. In addition to the Chief Executive Officer’s recommendations, the Compensation Committee considers recommendations made by the Company’s independent outside compensation consultant, which bases its recommendations upon an analysis of similar positions at a broad range of domestic industries, as well as an understanding of the Company’s policies and objectives, as described above. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. After considering these recommendations, the Compensation Committee determines the base salary and incentive compensation levels for the executive officers, including each Named Executive Officer.

2007 Compensation Program for Named Executive Officers

The Company’s compensation program for senior executives for 2007 will be structured in a manner similar to the 2006 program. Principal changes to be considered include any appropriate modifications to the survey of industrial organizations, the Company’s target direct remuneration structure and retirement programs in view of internal considerations as well as marketplace practice as reflected in analyses and general industry survey data.

Compensation Committee Interlocks and Insider Participation

Alfred M. Rankin, Jr., a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is Chairman, President and Chief Executive Officer of the Company.

Dennis W. LaBarre, a director of the Company and its principal subsidiaries and a member of the compensation committees of the principal subsidiaries of the Company (but not of the Company), is a partner in the law firm of Jones Day, which provides legal services to the Company and its subsidiaries. See “Certain Business Relationships” on page 12 for additional information.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K.

RICHARD DE J. OSBORNE, CHAIRMAN	IAN M. ROSS
OWSLEY BROWN II	EUGENE WONG

Summary Compensation Table

The following table sets forth the compensation for services of the Named Executive Officers of the Company in all capacities to the Company and its principal subsidiaries, NMHG, Hamilton Beach/Proctor-Silex and North American Coal.

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2006

						Change in
						Pension Value(3)
						and Nonqualified
				Non-Equity		Deferred
			Stock	Incentive Plan		Compensation	All Other
Name and Principal		Salary(1)	Awards(2)	Compensation		Earnings(4)	Compensation(5)	Total
Position	Year	($)	($)	($)		($)	($)	($)

Alfred M. Rankin, Jr.	2006	$1,154,300	$2,915,454	$1,940,695	(6)(7)	$458,965	$571,030	$7,040,444
Chairman, President and Chief Executive Officer of the Company
Kenneth C. Schilling	2006	$250,200	$113,651	$130,553	(6)(7)	$11,860	$49,753	$556,017
Vice President and Controller of the Company
Michael J. Morecroft	2006	$506,004	—	$1,022,530	(8)	$79,984	$169,656	$1,778,174
President and Chief Executive Officer of Hamilton Beach/ Proctor-Silex
Michael P. Brogan (9)	2006	$484,464	—	$643,579	(10)	$118,959	$101,673	$1,348,675
President and Chief Executive Officer of NMHG
Robert L. Benson (11)	2006	$328,819	—	$611,457	(12)	$68,324	$69,540	$1,078,140
President and Chief Executive Officer of North American Coal

(1)	As required under the current disclosure requirements of the SEC, the amounts reported under the “Salary” column include both the base salary and the fixed dollar amount of cash paid in lieu of perquisites for each Named Executive Officer. Refer to the Compensation Discussion and Analysis which begins on page 16 for further information with respect to perquisites.

(2)	Amounts in this column represent the value of the shares of Class A Common that were granted to certain Named Executive Officers of the Company for base period awards for the 2006 performance period under the NACCO Long-Term Plan. These amounts reflect the compensation cost of those shares determined pursuant to SFAS No. 123R, rather than the amount that was actually paid to or realized by the Named Executive Officers. See Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of the equity awards. No amount is shown for any of the other Named Executive Officers because the employees of the Company’s subsidiaries are not eligible for equity awards under any plan.

(3)	Amounts in this column include the aggregate change in the actuarial present value of accumulated plan benefits during 2006 under all defined benefit pension plans of the Company and its subsidiaries, as described in more detail in the Pension Benefits Table on page 42, for the following individuals: $0 for Mr. Rankin because he does not participate in any defined benefit pension plans; $835 for Mr. Schilling; $5,808 for Dr. Morecroft; $116,219 for Mr. Brogan; and $57,902 for Mr. Benson.

(4)	Amounts in this column also include the interest that is in excess of 120% of the federal long-term interest rate, compounded monthly, that was credited to the executives’ accounts during 2006 under the nonqualified deferred compensation plans of the Company and its subsidiaries, as described in more detail in the Nonqualified Deferred Compensation Table on page 38, for the following individuals: $458,965 for Mr. Rankin; $11,025 for Mr. Schilling; $74,176 for Dr. Morecroft; $2,740 for Mr. Brogan; and $10,422 for Mr. Benson.

(5)	All other compensation earned or allocated during 2006 for each of the Named Executive Officers is as follows:

	Alfred M.	Kenneth C.	Michael J.	Michael P.	Robert L.
	Rankin, Jr.	Schilling	Morecroft	Brogan	Benson

Employer Qualified Matching Contribution	$5,500	$5,500	$0	$6,500	$11,000
Employer Nonqualified Matching Contribution	$54,373	$2,915	$0	$16,109	$6,952
Employer Qualified Profit Sharing Contribution	$0	$22,159	$22,400	$18,490	$17,290
Employer Nonqualified Profit Sharing Contribution	$404,901	$14,524	$123,712	$55,496	$13,904
Other Qualified Employer Retirement Contributions	$0	$0	$6,600	$0	$0
Other Nonqualified Employer Retirement Contributions	$55,874	$0	$8,580	$0	$0
Employer Paid Life Insurance Premiums	$17,244	$3,880	$0	$3,528	$5,949
Perquisites and Other Personal Benefits	$31,588	$0	$0	$0	$12,283
Other	$1,550	$775	$8,364	$1,550	$2,162

Total	$571,030	$49,753	$169,656	$101,673	$69,540

The Company does not provide Mr. Rankin with any defined benefit pension benefits. Of the $571,030 in other compensation shown above for Mr. Rankin, $520,648 represents defined contribution retirement benefits earned in 2006. These benefits combined with the $995,961 in earnings shown in the Nonqualified Deferred Compensation Table on page 38 provided Mr. Rankin with total retirement benefits of $1,516,609 for 2006.

The $31,588 listed for Mr. Rankin’s perquisites and other personal benefits is the aggregate incremental cost to the Company of his personal use of the corporate aircraft to attend board meetings of other non-related for-profit companies. The Compensation Committee has determined that it is in the best interest of the Company and its stockholders that Mr. Rankin serve on these boards. The aggregate incremental cost is determined on a per flight basis and includes the cost of actual fuel used, the hourly cost of aircraft maintenance for the applicable number of flight hours, landing fees, trip related hanger and parking costs and crew expenses and other variable costs specifically incurred.

Mr. Benson’s perquisites and other personal benefits include spousal travel and meal expenses as well as transfer fees and monthly capital improvement fees for a country club membership that belongs to North American Coal and is utilized by Mr. Benson.

Amounts listed in the “Other” row include the annual employer-paid premiums paid for personal excess liability insurance and executive travel accident insurance, employer “flex credits,” non-discriminatory service awards and tax gross-ups on non-discriminatory benefits.

(6)	This amount includes cash payments under the NACCO Long-Term Plan of $1,250,116 for Mr. Rankin and $48,772 for Mr. Schilling. These cash payments are intended to approximate income tax withholding obligations as a result of the issuance of Class A Common awarded under the plan.

(7)	This amount also includes cash payments of $408,304 for Mr. Rankin and $48,353 for Mr. Schilling under the NACCO Short-Term Plan and cash payments of $282,275 for Mr. Rankin and $33,428 for Mr. Schilling under the NACCO Supplemental Short-Term Plan.

(8)	This amount includes a cash payment of $383,962 under the Hamilton Beach/Proctor-Silex, Inc. 2006 Annual Incentive Compensation Plan, which is referred to as the HB/PS Short-Term Plan. This amount also includes $638,568 which is the dollar value of the book value units awarded to Dr. Morecroft for Hamilton Beach/Proctor-Silex’s performance during 2006 under the HB/PS Long-Term Plan.

(9)	Prior to July 1, 2006, Mr. Brogan was Executive Vice President of Operations of NMHG. Effective July 1, 2006, Mr. Brogan became President and Chief Executive Officer of NMHG.

(10)	This amount includes a cash payment of $229,252 under the NACCO Materials Handling Group, Inc. 2006 Annual Incentive Compensation Plan, which is referred to as the NMHG Short-Term Plan. This amount also includes $414,327 which is the dollar value of the book value units awarded to Mr. Brogan for NMHG’s performance during 2006 under the NMHG Long-Term Plan.

(11)	Prior to March 1, 2006, Mr. Benson was the Executive Vice President and Chief Operating Officer of North American Coal. Effective March 1, 2006, Mr. Benson became President and Chief Executive Officer of North American Coal.

(12)	This amount includes a cash payment of $284,148 under The North American Coal Corporation 2006 Annual Incentive Compensation Plan, which is referred to as the NA Coal Short-Term Plan. This amount also includes $327,309 which is the dollar value of Mr. Benson’s award for 2006 under the NA Coal Long-Term Plan.

Grants of Plan-Based Awards

The following table sets forth information concerning awards granted to the Named Executive Officers for fiscal year 2006, and estimated payouts in the future, under the incentive compensation plans of the Company and its principal subsidiaries.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2006

				Estimated Future
				or Possible
				Payouts Under			Estimated Future
			# of Units	Non-Equity			or Possible Payouts			Grant Date
			Under Non-	Incentive Plan			Under Equity Incentive Plan			Fair Value
			Equity	Awards			Awards			of Stock
	Grant		Incentive	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards(1)
Name	Date	Plan Name	Plans	($)	($)	($)	($)	($)	($)	($)

Alfred M. Rankin, Jr.	N/A	NACCO Short-Term Plan(2)	N/A	$0	$442,206	$663,309	$0	$0	$0	N/A
	N/A	NACCO Supplemental Short-Term Plan(2)	N/A	$0	$294,804	$442,206	$0	$0	$0	N/A
	3/29/06	NACCO Long-Term Plan(3)	N/A	$0	$675,695	$1,689,237	$0	$1,575,954	$3,939,817	$2,915,454
	3/29/06	NACCO Long-Term Plan(4)	N/A	$0	$0	$233,975	$0	$0	$420,182	$0
Kenneth C. Schilling	N/A	NACCO Short-Term Plan(2)	N/A	$0	$52,368	$78,552	$0	$0	$0	N/A
	N/A	NACCO Supplemental Short-Term Plan(2)	N/A	$0	$34,912	$52,368	$0	$0	$0	N/A
	3/29/06	NACCO Long-Term Plan(3)	N/A	$0	$26,348	$65,869	$0	$61,333	$153,538	$113,651
	3/29/06	NACCO Long-Term Plan(4)	N/A	$0	$0	$13,628	$0	$0	$24,451	$0
Michael J. Morecroft	N/A	HB/PS Short-Term Plan(2)	N/A	$0	$288,000	$432,000	$0	$0	$0	N/A
	N/A	HB/PS Long-Term Plan(5)	44,779	$0	$504,000	$756,000	$0	$0	$0	N/A
Michael P. Brogan	N/A	NMHG Short-Term Plan(2)	N/A	$0	$326,570	$489,855	$0	$0	$0	N/A
	N/A	NMHG Long-Term Plan(6)	14,297	$0	$486,885	$1,217,213	$0	$0	$0	N/A
Robert L. Benson	N/A	NA Coal Short-Term Plan(2)	N/A	$0	$189,433	$284,149	$0	$0	$0	N/A
	N/A	NA Coal Long-Term Plan(7)	N/A	$0	$270,157	N/A	$0	$0	$0	N/A

(1)	Amounts in this column reflect the grant date fair value of shares of Class A Common that were granted and paid to Named Executive Officers of the Company for base period awards for the 2006 performance period under the NACCO Long-Term Plan, determined pursuant to SFAS No. 123R. The grant date fair value under SFAS No. 123R is the same as the compensation cost shown in the Summary Compensation Table on page 31.

The fair market value of the base period awards that were actually received by the Named Executive Officers is disclosed in the Stock Vested Table on page 37. While participants in the NACCO Long-Term Plan also may receive consistent performance award payouts for the 2006 through 2010 performance period, the grant date fair value of that potential award opportunity under SFAS No. 123R is zero. The outstanding potential consistent performance award payouts are reflected on the Outstanding Equity Awards Table on page 36.

(2)	Awards under the short-term incentive compensation plans of the Company and its subsidiaries are based on a one-year performance period that consists solely of the 2006 calendar year. The awards are paid out, in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2006 payout opportunity under any of these plans. The amounts disclosed in this table are the target and maximum awards that were initially communicated to the executives in early 2006. The amount that the executives actually received, after the target award was adjusted to reflect actual performance against the pre-established performance goals, is disclosed in the footnotes to the Summary Compensation Table.

(3)	These amounts reflect the base period awards under the NACCO Long-Term Plan. Base period awards under the NACCO Long-Term Plan are based on a one-year performance period that consists solely of the 2006 calendar year. The awards are paid out, partially in stock and partially in cash, as soon as practicable after they are calculated and approved by the Compensation Committee. Therefore, there is no post-2006 payout opportunity for a base period award under the NACCO Long-Term Plan. The amounts disclosed in this table are the dollar values of the target and maximum awards that were initially communicated to the executives in early 2006. 35% of those amounts, reflecting the cash portion of the payments, is listed under the Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards column of this table. The remaining 65% of those amounts, reflecting the stock portion of the payments, is listed under the Estimated Future or Possible Payouts Under Equity Incentive Plan Awards column of this table. To determine the number of shares that are actually issued, the stock portion of the dollar value of the base period award is divided by the average closing price of shares of Class A Common on the New York Stock Exchange at the end of each week during the relevant period specified in the NACCO Long-Term Plan, as discussed in the Compensation Discussion and Analysis on page 22. The number of shares of Class A Common that the Named Executive Officers actually received, after the target award was adjusted to reflect actual Company performance against the pre-established performance goals, is disclosed in the Stock Vested Table on page 37.

(4)	These amounts reflect the maximum consistent performance award payouts that may be paid under the NACCO Long-Term Plan for the five-year performance period from 2006-2010. If the performance target for the five-year performance period is exceeded, the consistent performance award payouts will be paid, 65% in stock and 35% in cash, as soon as practicable after the end of the performance period, when they are calculated and approved by the Compensation Committee. There can be no assurance that the amounts shown will ever be realized. As previously indicated, no consistent performance award payouts have been paid under the NACCO Long-Term Plan since 2001. Refer to the Outstanding Equity Awards Table on page 36 for a detailed description of the valuation methodology for the consistent performance awards.

(5)	These amounts reflect the dollar value of Dr. Morecroft’s target and maximum award of book value units for the 2006 performance period under the HB/PS Long-Term Plan. The dollar value of the actual award is disclosed in note 8 to the Summary Compensation Table on page 33. On the January 1, 2007 grant date, the book value units were valued at $14.26 per unit.

(6)	These amounts reflect the dollar value of Mr. Brogan’s target and maximum award of book value units for the 2006 performance period under the NMHG Long-Term Plan. The dollar value of the actual award is disclosed in note 10 to the Summary Compensation Table on page 33. On the January 1, 2007 grant date, these book value units were valued at $28.98 per unit.

(7)	These amounts reflect the dollar value of Mr. Benson’s target award for 2006 under the NA Coal Long-Term Plan. There is no maximum award limit. The dollar value of the actual award is disclosed in note 12 to the Summary Compensation Table on page 33.

Description of Material Factors Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table

None of the Named Executive Officers is a party to any written or unwritten employment agreement or arrangement.

The compensation of the Named Executive Officers consists of various components, including base salary, which includes a fixed dollar amount of cash in lieu of perquisites, short-term cash incentives and long-term equity incentives for employees of the Company or non-equity long-term incentives for employees of the Company’s subsidiaries. The Named Executive Officers also receive various retirement benefits. Each of these components is described in detail in the Compensation Discussion and Analysis which begins on page 16. Additional details of certain components are provided below.

Equity Compensation

NACCO Long-Term Plan

Certain executive officers of the Company participate in the NACCO Long-Term Plan. As described in more detail in the Compensation Discussion and Analysis beginning on page 22, two types of awards are provided under the plan: (1) base period awards that are based on a one-year performance period and (2) consistent performance awards that are based on a five-year performance period. The only equity awards that remain outstanding at the end of the fiscal year for purposes of this table are the potential consistent performance awards, which would not vest until payment after the end of the applicable performance period. The following table includes information relating to potential consistent performance awards that were previously communicated to the Named Executive Officers and that remain outstanding for purposes of this table at the end of 2006:

OUTSTANDING EQUITY AWARDS
At Fiscal Year Ended December 31, 2006

					Equity Incentive
			Equity Incentive		Plan Awards: Market
			Plan Awards: Number		or Payout Value of
		Market Value of	of Unearned Shares,		Unearned Shares,
	Number of Shares of	Shares of Stock or	Units or Other		Units or Other
	Stock or Units That	Units That Have Not	Rights That Have		Rights That Have
	Have Not Vested	Vested	Not Vested		Not Vested(1)
Name	(#)	($)	(#)		($)

Alfred M. Rankin, Jr.	0	$0		(2)	$3,538,651
Kenneth C. Schilling	0	$0		(2)	$166,258
Michael J. Morecroft	0	$0	0		$0
Michael P. Brogan	0	$0	0		$0
Robert L. Benson	0	$0	0		$0

(1)	Consistent performance awards under the NACCO Long-Term Plan are payable only if the pre-established performance target for the five-year performance period is exceeded. The amounts shown in this column reflect the total dollar amount of the maximum consistent performance award payouts that may be paid for the 2003-2007, 2004-2008, 2005-2009 and 2006-2010 performance periods. There can be no assurance that the amounts shown in this table will ever be realized. The performance target for the 2002-2006 performance period was not exceeded. Therefore, no consistent performance award payouts were paid with respect to the 2002-2006 performance period.

(2)	If the performance target is exceeded at the end of the five-year period, approximately 35% of the dollar denominated award is paid in cash. Because the remaining amount is paid in the form of shares of Class A Common and the number of shares is determined by dividing that amount by the average of the closing price on each Friday during the fifth year of the performance period, which has not yet occurred, the number of shares that may be distributed cannot be calculated.

Base period awards under the NACCO Long-Term Plan are also paid partially in cash and partially in the form of fully vested shares of Class A Common. While the stock is fully vested at the time of grant, it is subject to transfer restrictions for a period of ten years from the date of grant. Refer to the Compensation Discussion and Analysis beginning on page 23 for a description of the transfer restrictions applicable to the shares of Class A Common issued under the NACCO Long-Term Plan. The following table reflects the actual vested base period awards that were granted and paid for in 2006:

STOCK VESTED
As of Fiscal Year Ended December 31, 2006

	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)

Alfred M. Rankin, Jr.	21,343	$3,057,065
Kenneth C. Schilling	832	$119,172
Michael J. Morecroft	0	$0
Michael P. Brogan	0	$0
Robert L. Benson	0	$0

Stock Options

The Company did not grant any stock options under the Company’s 1975 Stock Option Plan or 1981 Stock Option Plan during the fiscal year ended December 31, 2006 to any person, including the Named Executive Officers. The Company has not granted stock options since 1989 in the belief that the likely value realized is unclear both in amount and in its relationship to performance. At December 31, 2006, there were no outstanding options to purchase shares of Class A Common or Class B Common.

Severance and Change in Control Arrangements

There are no written or unwritten arrangements that provide for payments at, following or in connection with the resignation, severance, retirement or other termination of any Named Executive Officer, a change in responsibilities or a change in control of the Company or any of its subsidiaries, other than (i) severance pay and continuation of certain health benefits provided under severance pay plans that are generally available to all salaried employees of the Company and its subsidiaries and (ii) benefits that are provided under the retirement plans, incentive compensation plans and nonqualified deferred compensation plans at termination of employment that are described elsewhere in this document. Those benefits are not increased, accelerated or changed in any way on account of any resignation, retirement or other termination of the Named Executive Officer or any change in control.

Nonqualified Deferred Compensation Benefits

The following table sets forth information concerning benefits earned by, and paid to, the Named Executive Officers under the nonqualified defined contribution, deferred compensation plans of the Company and its subsidiaries.

NONQUALIFIED DEFERRED COMPENSATION
For Fiscal Year Ended December 31, 2006

							Aggregate
	Nonqualified	Executive		Registrant		Aggregate	Withdrawals/	Aggregate
	Deferred	Contributions		Contributions		Earnings	Distributions	Balance
	Compensation	in 2006		in 2006		in 2006(1)	in 2006	at 12/31/06
Name	Plan	($)		($)		($)	($)	($)

Alfred M. Rankin, Jr.	NACCO Unfunded Plan	$152,644	(2)	$54,373	(3)	$333,176	$0	$3,561,989	(4)
	Rankin Retirement Plan	$0		$460,775	(3)	$662,785	$0	$7,441,295	(5)
Kenneth C. Schilling	NACCO Unfunded Plan	$18,659	(2)	$17,439	(3)	$27,977	$0	$385,348	(6)
Michael J. Morecroft	HB/PS Unfunded Plan	$111,501	(2)	$132,292	(3)	$137,716	$0	$1,580,266	(7)
	HB/PS Senior Long-Term Plan	$0		$0		$0	$0	$1,687,661	(8)
	HB/PS Long-Term Plan	$0		$638,568	(9)	$0	$0	$638,568	(9)
Michael P. Brogan	NMHG Unfunded Plan	$70,051	(2)	$71,605	(3)	$43,207	$0	$794,797	(10)
	NMHG Senior Long-Term Plan	$0		$0		$0	$0	$239,520	(11)
	NMHG Long-Term Plan (12)	$0		$414,327	(13)	$0	$0	$592,148	(14)
Robert L. Benson	NA Coal Deferred Compensation Plan	$20,903	(2)	$20,856	(3)	$23,759	$0	$301,375	(15)
	NA Coal Frozen Long-Term Plan(16)	$0		$0		$12,023	$0	$262,933
	NA Coal Long-Term Plan	$0		$327,309	(17)	$0	$0	$327,309	(17)

(1)	The above-market earnings portion of the amounts shown in this column is also reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and described in the footnotes of the Summary Compensation Table.

(2)	These amounts, which were otherwise payable in 2006 but were deferred at the election of the executives, are also included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(3)	These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table and specifically identified in note 5 to the Summary Compensation Table.

(4)	The account balance under the NACCO Industries, Inc. Unfunded Benefit Plan, which is referred to as the NACCO Unfunded Plan, includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Rankin’s December 31, 2006 account balance, $360,541 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. In addition, $1,975,416 of the account balance was previously reported in prior Summary Compensation Tables.

(5)	The account balance under the Retirement Benefit Plan for Alfred M. Rankin, Jr., which is referred to as the Rankin Retirement Plan, includes all employer contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Rankin’s December 31, 2006 account balance, $766,216 is currently reported as nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. In addition, $4,058,186 of the account balance was previously reported in prior Summary Compensation Tables.

(6)	The account balance includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Schilling’s December 31, 2006 account balance, $47,123 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table.

(7)	Dr. Morecroft is a participant in the Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan, which is referred to as the HB/PS Unfunded Plan. The account balance includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table for 2006. Of Dr. Morecroft’s December 31, 2006 account balance, $317,969 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. In addition, $920,281 of the account balance was previously reported in prior Summary Compensation Tables.

(8)	Dr. Morecroft was a participant in the HB/PS Senior Long-Term Plan from its January 1, 2003 effective date through January 1, 2006 when all benefits under the plan were frozen. Book value units with grant dates of January 1, 2004, January 1, 2005 and January 1, 2006, and maturity dates of January 1, 2009, January 1, 2010 and January 1, 2011, respectively, remain outstanding under the plan. The amount shown reflects the value of all of Dr. Morecroft’s book value units that remain outstanding under the HB/PS Senior Long-Term Plan. It assumes that all of the outstanding units will be paid using the December 31, 2006 Hamilton Beach/Proctor-Silex book value of $14.26 per unit. The actual payment will be based on the book value in effect at the payment date (which varies for each set of outstanding units). The account balance reflects this assumed value of the book value units that have not reached their initial maturity date, as well as those whose payment date has been deferred at the election of the executive, if any.

(9)	Dr. Morecroft did not become a participant in the HB/PS Long-Term Plan until January 1, 2006. This amount reflects the award of book value units he received for 2006 performance, which award is also reflected in both the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table. This award has a grant date of January 1, 2007 and a maturity date of January 1, 2012 and is valued using the December 31, 2006 Hamilton Beach/Proctor-Silex book value of $14.26 per unit.

(10)	Mr. Brogan is a participant in the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, which is referred to as the NMHG Unfunded Plan. The account balance includes all employer and employee contributions and above-market earnings that are also required to be disclosed in the Summary Compensation Table. Of Mr. Brogan’s December 31, 2006 account balance, $144,396 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table. In addition, $181,130 of the account balance was previously reported in prior Summary Compensation Tables.

(11)	Mr. Brogan was a participant in the NMHG Senior Long-Term Plan from January 1, 2005 through January 1, 2006 when all benefits under the plan were frozen. Book value units with a grant date of January 1, 2006 and a maturity date of January 1, 2011 remain outstanding under the plan. The amount shown reflects the value of all of Mr. Brogan’s book value units that remain outstanding under the NMHG Senior Long-Term Plan. It assumes that all of the outstanding units will be paid using a December 31, 2006 NMHG wholesale book value of $28.98 per unit. The actual payment will be based on the book value in effect at the payment date.

(12)	Mr. Brogan was a participant in the NMHG Long-Term Plan from January 1, 2000 through December 31, 2004. He again became a participant in the plan on January 1, 2006.

(13)	This amount reflects the award of book value units Mr. Brogan received for 2006 performance, which award is also reflected in both the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table. This award has a grant date of January 1, 2007 and a maturity date of January 1, 2012 and is valued using a December 31, 2006 NMHG consolidated book value of $28.98 per unit.

(14)	The amount shown reflects the value of all of Mr. Brogan’s book value units that remain outstanding under the NMHG Long-Term Plan. It assumes that all of these outstanding units will be paid using a December 31, 2006 NMHG wholesale book value of $28.98 per unit. The actual payment will be based on the book value in effect at the payment date (which varies for each set of outstanding units). The account balance reflects this assumed value of the book value units that have not reached their initial maturity date, as well as those whose payment date has been deferred at the election of the executive (if any).

(15)	Mr. Benson is a participant in The North American Coal Corporation Deferred Compensation Plan for Management Employees, which is referred to as the NA Coal Deferred Compensation Plan. The account balance includes all employer and employee contributions and above-market earnings that are also disclosed in the Summary Compensation Table. Of Mr. Benson’s December 31, 2006 account balance, $52,180 is currently reported as salary, non-equity incentive plan compensation, nonqualified deferred compensation earnings or all other compensation in the Summary Compensation Table.

(16)	Mr. Benson is a participant in the NA Coal Frozen Long-Term Plan. Benefits under the plan were frozen effective January 1, 2006.

(17)	Mr. Benson became a participant in the NA Coal Long-Term Plan when it became effective on January 1, 2006. This amount reflects the award he received for 2006 performance, which award is also reflected in both the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and in the Grants of Plan-Based Awards Table.

General Description of Nonqualified Deferred Compensation Plans

Refer to the “Retirement Plans” portion of the Compensation Discussion and Analysis beginning on page 27 for a detailed discussion of the terms of the nonqualified deferred compensation plans of the Company and its subsidiaries.

Specific Nonqualified Deferred Compensation Plan Rules

The following is a summary of special rules that apply under each nonqualified deferred compensation plan.

NACCO Unfunded Plan

The original payment date election for participants’ excess 401(k) and matching sub-accounts is irrevocable. Participants may elect to receive their excess 401(k) and matching sub-accounts in the form of a lump sum or ten or fewer annual installments. The form of payment election may be changed, subject to timing and other restrictions. Excess profit sharing benefits are automatically paid in the form of a lump sum payment at termination of employment.

Rankin Retirement Plan

In addition to the restoration profit sharing benefits described in the Compensation Discussion and Analysis, the Rankin Retirement Plan also provides a transitional benefit. The transitional benefit is a specified dollar amount that is credited annually to Mr. Rankin’s account. The amount of the benefit was $34,900 in 1994 and is increased each year by 4% over the amount contributed for the prior year. For 2006, the amount of the transitional benefit was $55,874.

Amounts that were credited to Mr. Rankin’s account under the Rankin Retirement Plan before January 1, 2005 are payable in the form of ten annual installments beginning the January 1st after the earlier of the year he terminates employment or reaches age 70. He may change the form of payment to a lump sum or nine or fewer annual installments, subject to timing and other restrictions. He may also elect to withdraw all or part of the amounts credited to his account before January 1, 2005 at any time, subject to a 10% penalty.

Amounts that are credited to Mr. Rankin’s account on or after January 1, 2005 are payable in the form of ten annual installments beginning the January 1st following the year he reaches age 70. He may change the form of payment to a lump sum or nine or fewer annual installments, subject to timing and other restrictions.

NMHG Unfunded Plan

From August 1, 1999 through September 20, 2002, Mr. Brogan was not eligible to participate in a qualified 401(k) plan. Instead, he deferred a portion of his salary and bonus under the NMHG Unfunded Plan. Effective October 1, 2002, Mr. Brogan became a participant in the qualified 401(k) plan and became eligible for excess 401(k), excess matching and excess profit sharing benefits under the NMHG Unfunded Plan.

The original payment date election for participants’ excess deferral, excess 401(k) and matching sub-accounts is irrevocable. Participants may elect to receive these sub-accounts in the form of a lump sum or ten or fewer annual installments. The form of payment election may be changed by the participants, subject to timing and other restrictions.

Participants were required to make an irrevocable payment election for excess profit sharing benefits credited before 2005. Those amounts must either be paid in a lump sum at termination of employment or at the same time and in the same form as the pre-2005 excess 401(k) and matching benefits. Excess profit sharing benefits that are credited to the account on or after January 1, 2005 are automatically paid in a lump sum at termination of employment.

Under the NMHG Unfunded Plan, participants are also permitted to contribute the value of pre-2005 awards under the NMHG Long-Term Plan (and predecessor plans) that have been held in those plans for a period of ten years (or until retirement, if earlier). These amounts are credited to a separate sub-account under the NMHG nonqualified plan and are credited with interest using the ten-year U.S. Treasury Bond rate plus 2%. This sub-account is subject to the same payment rules described above for excess 401(k) benefits.

HB/PS Unfunded Plan

Effective January 1, 2005, the frozen excess matching portion of the HB/PS Unfunded Plan was replaced with an excess retirement portion. Eligible employees receive a contribution from Hamilton Beach/Proctor-Silex equal to 3% of compensation, less the amount that is permitted to be contributed under the qualified Hamilton Beach/Proctor-Silex plan under IRS regulations.

Participants must elect a payment date for their excess 401(k), frozen matching and excess retirement sub-accounts when they first become a participant. In general, they can elect termination of employment or the date on which they attain a specified age. Once made, the payment date election can be changed by the participants in limited circumstances, subject to timing and other restrictions. Participants may elect to receive their benefits in the form of a lump sum or ten or fewer annual installments. The form of payment election may be changed by the participants, subject to timing and other restrictions.

In general, pre-2005 excess profit sharing benefits are automatically paid in the form of a lump sum payment at the same time that the qualified profit sharing benefits are paid and post-2004 excess profit sharing benefits are automatically paid in the form of a lump sum payment at termination of employment.

NA Coal Unfunded Plan

The original payment date election for participants’ excess 401(k) and matching sub-accounts is irrevocable. Participants may elect to receive their excess 401(k) and matching sub-accounts in the form of a lump sum or ten or fewer annual installments. The form of payment election may be changed by the participants, subject to timing and other restrictions.

Excess profit sharing benefits are automatically paid in the form of a lump sum payment. Pre-2005 amounts are paid at the same time the qualified profit sharing benefits are paid. Participants may irrevocably elect to receive post-2004 amount at termination of employment or upon the attainment of a specified age.

NA Coal Frozen Long-Term Plan

Certain employees of North American Coal are also eligible to participate in the NA Coal Frozen Long-Term Plan. All account balances were frozen as of January 1, 2006, except for continued interest credits. Interest is calculated using the ten-year U.S. Treasury Bond rate and is credited to the frozen accounts as of the end of each calendar year.

The accounts vest at the rate of 20% for each year of service starting with the year in which a participant receives an initial target award under the plan. However, participants become 100% vested in the event of (i) death or disability while employed; (ii) remaining in the employment of employers until December 31, 2009; or (iii) retirement, which for this purpose is defined as termination of employment at or after age 55 with at least ten years of service or termination at or after age 65. Mr. Benson is 100% vested in his account balance. In general, the account balances are automatically paid in the form of a lump sum on the earliest to occur of December 31, 2009 or termination of employment on account of death, disability or retirement (with a six-month delay for certain key employees).

Defined Benefit Pension Plans

The following table sets forth information concerning defined benefit pension benefits earned by, and paid to, the Named Executive Officers under the qualified and nonqualified pension plans of the Company and its subsidiaries.

PENSION BENEFITS
As of Fiscal Year Ended December 31, 2006

		Number		Present Value of		Payments
		of Years		Accumulated		During Last
		Credited Service		Benefit		Fiscal Year
Name	Plan Name	(#)		($)		($)

Alfred M. Rankin, Jr.	N/A(1)	N/A		N/A		N/A
Kenneth C. Schilling	The Combined Plan	2.1	(2)	$18,315		$0
Michael J. Morecroft	The Combined Plan	5.0	(3)	$108,371		$0
	The HB/PS Unfunded Plan	5.0	(3)	$21,665		$0
Michael P. Brogan	The UK Plan	15.1	(4)	$842,103	(5)	$0
	The UK Excess Plan	18.25	(4)	$148,424		$0
Robert L. Benson	The Combined Plan	28.1	(6)	$462,807		$0
	The SERP	28.1	(6)	$286,376		$0

(1)	Mr. Rankin does not participate in any defined benefit pension plans of the Company or its subsidiaries.

(2)	For Mr. Schilling, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 1993.

(3)	For Dr. Morecroft, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 1996.

(4)	For Mr. Brogan, the number of years of credited service taken into account to determine pension benefits under the statutorily-approved pension plan for UK employees, which is referred to as the UK Plan, was frozen as of October 1, 2002 and the number of years of credited service taken into account to determine pension benefits under a nonqualified U.S. plan for Mr. Brogan, which is referred to as the UK Excess Plan, was frozen as of December 31, 2005.

(5)	Although the benefit under the UK Plan is actually calculated in British pounds, the amounts shown in this table are stated in U.S. dollars at a conversion rate of 1.8839 U.S. dollars = 1 British pound (the average exchange rate for the month of September, 2006).

(6)	For Mr. Benson, the number of years of credited service taken into account to determine pension benefits was frozen as of December 31, 2004.

All Pension Plans

The Company and its subsidiaries no longer provide defined benefit pension benefits for most employees, other than certain non-executive employees of the project mining subsidiaries of North American Coal, collectively bargained employees of NMHG in the U.S., employees of NMHG in the U.K. who were hired before 1994 and employees of a Canadian subsidiary of Hamilton Beach/Proctor-Silex. The pension benefits of all other employees were frozen at various times from 1993 to 2004. Certain groups of employees currently receive cost-of-living adjustments or COLAs on their frozen pension benefits. The COLAs for U.S. employees end at termination of employment (or, if earlier, when the applicable plan is amended or terminated).

Pensions under the U.S. plans are based on the executives’ earnings, which generally include only base salary and annual incentive compensation payments and which exclude all other forms of compensation, including severance payments, relocation allowances and other similar fringe benefits.

Pension benefits under most of the plans are 100% vested after 5 years of service. However, (i) cash balance benefits provided to certain NMHG employees vest at the rate of 20% per year of service, (ii) benefits under the UK Plan vest after 2 years of service and (iii) benefits under the nonqualified pension plan for U.S. employees of the Company and North American Coal, which is referred to as the SERP, and the UK Excess Plan are immediately 100% vested.

The normal form of payment under all U.S. plans is a single life annuity for unmarried participants and a 50% joint and survivor annuity for married participants. Other forms of annuity payments are also available. If a participant elects a joint and survivor annuity form of benefit, the amount of the benefit is reduced to reflect the survivorship protection. Lump sum benefit payments are available for (i) cash balance benefits offered by NMHG and Hamilton Beach/Proctor-Silex, (ii) a frozen prior plan benefit offered to certain salaried employees of NMHG and (iii) benefits under the UK Plan and the UK Excess Plan. Lump sum benefits are calculated using legally or contractually required interest rates and mortality assumptions.

The amounts shown above were determined as of September 30, 2006, which is the measurement date for pension benefits that is used in the Company’s financial statements. In determining the present value of the pension benefits for the U.S. plans and the UK Excess Plan in the Pension Table shown above, the following material assumptions were used:

•	a discount rate of 5.90%;

•	the RP2000 mortality table with mortality improvement projected to 2006 and no collar adjustment; and

•	assumed retirement age of 65 with no pre-retirement decrement.

In determining the present value of the pension benefits for the UK Plan, the following material assumptions were used:

•	a discount rate of 5.25%;

•	the PA92 series mortality table projected to calendar year 2020 with a two year age rating;

•	an annual inflation rate of 3.0%; and

•	assumed retirement age of 65 with no pre-retirement decrement.

Company and North American Coal Pension Plans

The employees of the Company (other than Mr. Rankin) and the executives of North American Coal were participants in the qualified Combined Defined Benefit Plan of NACCO Industries, Inc. and its Subsidiaries, which is referred to as the Combined Plan. Some highly compensated employees were also participants in the SERP. The SERP provides the pension benefits that the highly compensated employees would have received under the Combined Plan, absent applicable IRS limits.

Effective December 31, 1993, pension accruals for all employees of the Company were frozen. Therefore, any compensation or service earned after December 31, 1993 is not taken into account for purposes of computing pension benefits for Company employees. Benefits that were accrued under the Combined Plan and the SERP as of December 31, 1993 are currently subject to an annual 4% per year COLA.

Effective December 31, 2004, benefit accruals were generally frozen for most North American Coal participants (other than certain non-executive employees of the mining subsidiaries). Therefore, any compensation or service earned after December 31, 2004 is not taken into account for purposes of computing pension benefits for North American Coal employees. Frozen benefits that were accrued under the Combined Plan and the SERP as of December 31, 2004 for North American Coal participants are currently subject to a COLA, based on the rate of inflation contained in the Consumer Price Index for All Urban Consumers as in effect on the last business day of the prior year (but not less than 2% and not more than 4%).

Pension benefits for Company and North American Coal employees under the Combined Plan and the SERP are generally computed under the following formula: 1.1% of so-called “final average pay” multiplied by years of credited service as of the applicable freeze date (not in excess of 30 years). Additional benefits are paid for earnings in excess of so-called “covered compensation” taken into account for Federal Social Security purposes. “Final average pay” is based on the average annual earnings for the highest five consecutive years during the last ten years prior to the applicable freeze date.

Subsidized early retirement benefits are available to participants who terminate employment at or after age 55 with at least ten years of vesting service. Mr. Schilling is not yet eligible for early retirement benefits. Mr. Benson is currently eligible for subsidized early retirement benefits under the plans. Subsidized early retirement benefits are reduced by 4% for each year that the pension starts before age 65.

Hamilton Beach/Proctor-Silex Pension Plans

Dr. Morecroft participated in the Combined Plan under a cash balance benefit formula for the period from January 1, 1992 to December 31, 1996. He also received excess cash balance benefits under the HB/PS Unfunded Plan which provided benefits using the same formula, but in excess of the amount permitted under applicable IRS limits. Hamilton Beach/Proctor-Silex credited an amount to a notional account for each covered employee under the plans based on a formula that took into account the employee’s age, earnings and Hamilton Beach/Proctor-Silex’s profits. Effective as of December 31, 1996, the cash balance portions of the plans were permanently frozen for all participants.

The frozen notional account balances are currently credited with interest equal to 1% above the one-year Treasury constant maturity yield with a minimum of 5% and a maximum of 12% until benefit commencement. Dr. Morecroft can receive payment of his cash balance accounts at any time following his termination of employment.

NMHG Pension Plans

For periods prior to October 1, 2002, Mr. Brogan was a participant in the UK Plan. Pension benefits under Mr. Brogan’s category of membership in the UK Plan are generally computed under the following formula: 1/45th of “final average pay” multiplied by years of credited service before June 30, 2004 plus 1/60th of “final average pay” multiplied by years of credited service after June 30, 2004. For computing pension benefits under the UK Plan, “final average pay” is based on the highest annual average of pay in any period of three consecutive years in the ten years immediately preceding retirement (or, in Mr. Brogan’s case, the ten years immediately preceding October 1, 2002). For purposes of the UK Plan, “pay” is generally a participant’s annual salary excluding bonuses, commissions, overtime payments and shift allowances less a UK based national insurance contributions deduction.

Early retirement benefits under the UK Plan for deferred participants such as Mr. Brogan are available to participants on request at or after age 50 (age 55, effective April, 2010). However, trustee consent is required if the participant is under age 60. Benefits are reduced for early commencement. The current early retirement reduction is 5.7% for each year that the pension commencement date precedes age 65 (age 60 for benefits earned during the period from May 17, 1990 through October 1, 1994). However, these factors may be recalculated from time to time and are not guaranteed. Mr. Brogan is eligible for reduced early retirement benefits under the UK Plan, with trustee consent.

For periods on and after October 1, 2002, Mr. Brogan became a participant in the UK Excess Plan. Effective December 31, 2005, benefit accruals under the UK Excess Plan were permanently frozen. Therefore, any compensation or service earned after December 31, 2005 will not be taken into account for purposes of computing Mr. Brogan’s pension benefits under the UK Excess Plan. Mr. Brogan’s pension benefit under the UK Excess Plan is equal to the benefit that would have been payable under the UK Plan had Mr. Brogan continued to participate in such Plan until December 31, 2005, reduced by the actual UK Plan benefit and the actuarial equivalent of certain of the U.S. retirement benefits provided under the NMHG qualified 401(k) plan and the NMHG Unfunded Plan.

The benefits under the UK Excess Plan are automatically paid in the form of a monthly annuity, commencing at Mr. Brogan’s termination of employment for amounts accrued before January 1, 2005 (and six months after termination for amounts accrued thereafter). Alternatively, Mr. Brogan may elect a lump sum payment (less a 10% penalty) for amounts that had accrued as of January 1, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2006, all filing requirements applicable for reporting persons were met, except as follows:

Susan S. Sichel filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Martha S. Kelly filed a report on Form 5 which identified a transaction that should have been reported earlier on a Form 4; Jennifer T. Jerome filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Frank F. Taplin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; David F. Taplin filed a report on Form 5 which identified three transactions that should have been reported earlier on a Form 4; James T. Rankin filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4. In addition, a report deadline was missed for the Company’s executive officers that received shares of Class A Common under the NACCO Long-Term Plan, resulting in late filings as follows: Alfred M. Rankin, Jr. filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Victoire G. Rankin filed a report on Form 4 which identified a transaction by her spouse that should have been reported earlier on a Form 4; Charles A. Bittenbender filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Kenneth C. Schilling filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; J.C. Butler, Jr. filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; Helen R. Butler filed a report on Form 4 which identified a transaction by her spouse that should have been reported earlier on a Form 4; Lauren E. Miller filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4; and Constantine E. Tsipis filed a report on Form 4 which identified a transaction that should have been reported earlier on a Form 4.

2.	Confirmation of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has been selected by the Audit Review Committee as the principal independent registered public accounting firm of the Company and its subsidiaries for the current fiscal year. The Board of Directors recommends a vote for confirmation of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the current fiscal year. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

Audit Fees

2006 — Ernst & Young LLP billed or will bill the Company $4.7 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and management’s assessment of internal controls for the fiscal year ended December 31, 2006 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2006, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

2005 — Ernst & Young LLP billed the Company $4.3 million, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and management’s assessment of internal controls for the fiscal year ended December 31, 2005 and the reviews of the interim financial statements included in the Company’s Forms 10-Q filed during the fiscal year ended December 31, 2005, as well as for services provided in connection with statutory audits and regulatory filings with the SEC.

Audit-Related Fees

2006 — Ernst & Young LLP billed the Company $1.0 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2006, primarily related to services for potential business acquisitions, accounting advisory services and audits of certain employee benefit plans.

2005 — Ernst & Young LLP billed the Company $0.3 million, in the aggregate, for assurance and related services rendered by Ernst & Young LLP in 2005, primarily related to the audits of employee benefit plans, review of financial statements of certain of the Company’s subsidiaries and accounting advisory services.

Tax Fees

2006 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2006.

2005 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for professional tax services rendered by Ernst & Young LLP in 2005.

All Other Fees

2006 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2006.

2005 — Ernst & Young LLP did not provide services and has not billed and will not bill the Company fees for services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” during the fiscal year ended December 31, 2005.

Except as set forth above and approved by the Audit Review Committee pursuant to the Company’s pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by the principal independent registered public accounting firm for the Company during the last two fiscal years.

Pre-Approval Policies and Procedures

Under the Company’s pre-approval policies and procedures, only audit and audit-related services and limited tax services will be performed by the Company’s principal independent registered public accounting firm. In addition, all audit, audit-related, tax and other accounting services to be performed for the Company must be pre-approved by the Company’s Audit Review Committee. In furtherance of this policy, for 2006 the Audit Review Committee authorized the Company to engage Ernst & Young LLP for specific audit and audit-related services up to specified fee levels. The Audit Review Committee has delegated to the Chairman of the Audit Review Committee and one other Audit Review Committee member the authority to approve services other than audit, review or attest services, which approvals are reported to the Audit Review Committee at its next meeting. The Company provides a summary of authorities and commitments at each general meeting of the Audit Review Committee.

The Audit Review Committee has considered whether the provision of the non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence. In addition, as a result of the recommendation of the Audit Review Committee, the Company has adopted policies limiting the services provided by the Company’s independent registered public accounting firm that are not audit or audit-related services.

PROCEDURES FOR SUBMISSION AND CONSIDERATION OF DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees for election to the Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary, and must be received at the Company’s executive offices on or before December 31 of each year in anticipation of the following year’s Annual Meeting of Stockholders. All stockholder recommendations for director nominees must set forth the following information:

1.	The name and address of the stockholder recommending the candidate for consideration as such information appears on the records of the Company, the telephone number where such stockholder can be reached during normal business hours, the number of shares of Class A Common and Class B Common owned by such stockholder and the length of time such shares have been owned by the stockholder; if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employments and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company;

4.	The disclosure of any relationship of the candidate being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing stockholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to the Company’s undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Nominating and Corporate Governance Committee desires to do so, has consented to be named in the Company’s proxy statement and has consented to serve as a director of the Company, if elected.

There are no specific qualifications or specific qualities or skills that are necessary for directors of the Company to possess. In evaluating director nominees, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Nominating and Corporate Governance Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new director candidates. The Nominating and Corporate Governance Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable the Company to pursue its strategic objectives.

The Nominating and Corporate Governance Committee will consider all information provided to it that is relevant to a candidate’s nomination as a director of the Company. Following such consideration, the Nominating and Corporate Governance Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Committee will consider candidates recommended by stockholders on the same basis as candidates from other sources.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or stockholders. No search firm was retained by the Committee during the past fiscal year. The Nominating and Corporate Governance Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with the Company. In order to preserve its impartiality, the Nominating and Corporate Governance Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting must be received at the Company’s executive offices on or before November 22, 2007. Such proposals must be addressed to the Company, 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary. Any stockholder intending to propose any matter at the next annual meeting but not intending for the Company to include the matter in its proxy statement and proxy related to the next annual meeting must notify the Company on or after December 22, 2007 but on or before January 21, 2008 of such intention in accordance with the procedures set forth in the Company’s Bylaws. If the Company does not receive such notice within that timeframe, the notice will be considered untimely. The Company’s proxy for the next annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which the Company does not receive notice within that timeframe. Notices should be submitted to the address set forth above.

COMMUNICATIONS WITH DIRECTORS

The Company’s security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Company and/or its subsidiaries, or communications that relate to improper or irrelevant topics.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common and Class B Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the meeting. The Company did not receive notice by February 3, 2007 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

Charles A. Bittenbender
Secretary

Cleveland, Ohio
March 21, 2007

It is important that the proxies be returned promptly. Stockholders who do not expect to attend the meeting are urged to fill out, sign, date and mail the enclosed form of proxy in the enclosed envelope, which requires no postage if mailed in the United States. Stockholders who hold both Class A Common and Class B Common only have to fill out, sign, date and return the single enclosed form of proxy.

APPENDIX A

INDEPENDENCE STANDARDS FOR DIRECTORS

The following standards will be applied by the Board of Directors of NACCO Industries, Inc. (the “Company”) in determining whether individual directors qualify as “independent” under the Rules of the New York Stock Exchange. References to the Company include its consolidated subsidiaries.

1.	No director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Company will identify which directors are independent and disclose these affirmative determinations.

2.	No director can be independent if the director is, or has been within the last three years, an employee of the Company.

3.	No director can be independent whose immediate family member is or has been an executive officer of the Company within the last three years.

4.	No director can be independent if the director received, or has an immediate family member who has received, during any twelve-month period within that last three years, more than $100,000 during any twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

5.	No director can be independent if:

a.	the director or an immediate family member is a current partner of the Company’s internal or external auditor;

b.	the director is a current employee of the Company’s internal or external auditor;

c.	the director has an immediate family member who is a current employee of the Company’s internal or external auditor and participates in such auditor’s audit, assurance or tax compliance (but not tax planning) practice; or

d.	the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such auditor and personally worked on the Company’s audit within that time.

6.	No director can be independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

7.	No director can be independent if the director is a current employee, or an immediate family member is a current executive officer, of a company (excluding charitable organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

8.	No director can be independent if the Company has made charitable contributions to any charitable organization in which such director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000, or 2% of such charitable organization’s consolidated gross revenues.

A-1

Annual Meeting of Stockholders May 9, 2007
c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
If you hold shares of both Class A and Class B Common Stock, you only have to complete the single attached form of proxy.
â  FOLD AND DETACH HERE  â

P R O X Y
Solicited on behalf of the Board of Directors for the Annual Meeting, May 9, 2007
The undersigned hereby appoints Richard de J. Osborne, Alfred M. Rankin, Jr. and Michael E. Shannon, and each of them, as proxies, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of NACCO Industries, Inc. to be held on May 9, 2007, and at any adjournment or adjournments thereof, as follows and in accordance with their best judgment upon any other matter properly presented.

Date: , 2007

Signature(s) of stockholder(s)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY

Annual Meeting of Stockholders

May 9, 2007
IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.
â  FOLD AND DETACH HERE   â

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors and FOR proposal 2.
The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.
1.	The election of the nominees listed below as directors:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed below.
     Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

Owsley Brown II	Dennis W. LaBarre	Richard de J. Osborne	Alfred M. Rankin, Jr.
Ian M. Ross	Michael E. Shannon	Britton T. Taplin	David F. Taplin
John F. Turben	Eugene Wong
2.	Proposal to confirm the appointment of Ernst & Young LLP as independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(Continued and to be signed on reverse side)